UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14 (a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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Diamond Offshore Drilling, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person (s) Filing Proxy Statement, if other than the Registrant)

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DIAMOND OFFSHORE DRILLING, INC.

15415 Katy Freeway

Houston, Texas 77094

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 20, 2014

To our Stockholders:

The 2014 annual meeting of stockholders of Diamond Offshore Drilling, Inc. will be held at the offices of Loews Corporation, 667 Madison Avenue, New York, New York 10065 on Tuesday, May 20, 2014 at 8:30 a.m. local time for the following purposes:

(1)	To elect eleven directors, each to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal;

(2)	To ratify the appointment of Deloitte & Touche LLP as the independent auditors for our company and its subsidiaries for fiscal year 2014;

(3)	To hold an advisory vote on executive compensation;

(4)	To approve our amended and restated Incentive Compensation Plan for Executive Officers;

(5)	To approve our Equity Incentive Compensation Plan;

(6)	To consider and act upon one stockholder proposal; and

(7)	To transact such other business as may properly come before the annual meeting or any adjournments thereof.

Our stockholders of record at the close of business on March 25, 2014 are entitled to notice of, and to vote at, the annual meeting and any adjournments of the annual meeting. Stockholders who execute proxies solicited by our Board of Directors retain the right to revoke them at any time. Unless you revoke your proxy, your shares of common stock represented by your proxy will be voted at the annual meeting in accordance with the directions given in your proxy. If you do not specify a choice on your proxy, the proxy will be voted for the nominees for director named in the attached proxy statement, for the ratification of the appointment of Deloitte & Touche LLP as our independent auditors, for the resolution approving executive compensation, for approval of our amended and restated Incentive Compensation Plan for Executive Officers, for approval of our Equity Incentive Compensation Plan and against the stockholder proposal. The list of our stockholders may be examined at our executive offices at 15415 Katy Freeway, Suite 100, Houston, Texas 77094.

Additional information regarding the annual meeting is included in the attached proxy statement.

YOUR VOTE IS IMPORTANT. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR TELEPHONE, OR IF YOU RECEIVED A PAPER COPY OF THE PROXY MATERIALS, BY SIGNING, DATING AND RETURNING THE PROXY CARD INCLUDED THEREWITH. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND PREFER TO VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors

Sincerely,

William C. Long
Senior Vice President, General Counsel and Secretary

April 1, 2014

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on May 20, 2014.

The proxy statement, proxy card and our 2013 annual report to stockholders are available at:

www.diamondoffshore.com/proxy

DIAMOND OFFSHORE DRILLING, INC.

15415 KATY FREEWAY

HOUSTON, TEXAS 77094

PROXY STATEMENT

For the 2014 Annual Meeting of Stockholders

to be held on May 20, 2014

ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

The Board of Directors, or the Board, of Diamond Offshore Drilling, Inc., a Delaware corporation, which we refer to in this Proxy Statement as “we,” “us,” “our company” or “Diamond Offshore,” is providing you these proxy materials in connection with the Board’s solicitation of proxies from our stockholders for our 2014 annual meeting of our stockholders, or the Annual Meeting, and any adjournments and postponements of the Annual Meeting. The Annual Meeting will be held at the offices of Loews Corporation, 667 Madison Avenue, New York, New York 10065 on Tuesday, May 20, 2014 at 8:30 a.m. local time. We expect to begin mailing to our stockholders proxy materials or an Important Notice Regarding the Availability of Proxy Materials, which we refer to as a Notice, containing instructions describing how to access our proxy materials, including this Proxy Statement and our Annual Report, by the Internet or by telephone and how to vote shares, on or about April 7, 2014. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request it. Whether or not you plan to attend the Annual Meeting, you may submit a proxy to vote your shares by the Internet, telephone or mail as more fully described below.

What is the purpose of the Annual Meeting?

At the Annual Meeting, you and our other stockholders entitled to vote at the Annual Meeting are requested to act upon proposals to elect eleven members of our Board of Directors to serve until our 2015 annual meeting of stockholders, to ratify the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2014, to approve executive compensation by advisory vote, to approve our amended and restated Incentive Compensation Plan for Executive Officers, or Restated Incentive Compensation Plan, to approve our Equity Incentive Compensation Plan, or Equity Compensation Plan, and to vote on the stockholder proposal.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our common stock, par value $.01 per share, at the close of business on March 25, 2014, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held. Shares of our common stock represented by a properly submitted proxy will be voted at the Annual Meeting. On the record date, 137,170,137 shares of our common stock, which is our only outstanding class of voting securities, were outstanding and entitled to vote.

Who can attend the Annual Meeting?

Only stockholders of record as of the close of business on March 25, 2014 and their accompanied guests, or the holders of their valid proxies, may attend the Annual Meeting. Each person attending the Annual Meeting will be asked to present valid government-issued picture identification, such as a driver’s license or a passport, before being admitted to the meeting. In addition, stockholders who hold their shares through a broker or nominee (i.e., in “street name”) should provide proof of their beneficial ownership as of March 25, 2014, such as a brokerage statement showing their ownership of shares as of that date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting and attendees will be subject to security inspections.

What constitutes a quorum?

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

What vote is required to approve each item to be voted on at the Annual Meeting?

Majority Vote Standard for Election of Directors. Our Bylaws provide that a nominee for director in an uncontested election such as this one will be elected to the Board if all votes cast for that nominee’s election exceed the votes cast against his election. Shares that are voted to abstain with respect to any one or more nominees and broker non-votes will not be counted and will have no effect on the outcome of the voting for directors. In the event that an incumbent nominee does not receive a majority of the votes cast, the Board will require that director to tender his resignation and will establish a committee to consider whether to accept or reject that resignation. The Board will act on the committee’s recommendation and publicly disclose its decision.

Votes Required to Adopt Other Proposals. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of all other items being submitted to stockholders for consideration. Abstentions will be considered present for purposes of calculating the vote, but will not be considered to have been voted in favor of the matter voted upon, and since they are not affirmative votes for a proposal they will have the same effect as votes against the proposal. Broker non-votes will not be considered present for purposes of calculating the vote.

How does the Board recommend that I vote?

Our Board of Directors recommends that you vote as follows:

•	FOR each of the nominees for director named in this Proxy Statement;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2014;

•	FOR the resolution approving executive compensation;

•	FOR approval of our Restated Incentive Compensation Plan;

•	FOR approval of our Equity Compensation Plan; and

•	AGAINST the stockholder proposal.

How do I vote?

You may vote in person at the Annual Meeting or you may give us your proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. As described below, you can change your vote at the Annual Meeting. You can vote by proxy over the telephone by calling a toll-free number, electronically by using the Internet or through the mail as described below. The telephone and Internet voting procedures have been provided for your convenience and are designed to authenticate your identity, allow you to give voting instructions and confirm that your voting instructions have been properly recorded. If you would like to vote by telephone or by using the Internet, please refer to the specific instructions set forth on the proxy card. If you are a holder of record and received your Proxy Statement and Annual Report by mail, you can vote by signing, dating and completing the proxy card included therewith and returning it by mail in the enclosed postpaid envelope. If you received a Notice and wish to vote by traditional proxy card, you may receive a full printed set of the proxy materials for the Annual Meeting at no charge through one of the following methods: (i) by the Internet at: www.proxyvote.com; (ii) by telephone at: 1-800-579-1639; or (iii) by e-mail at sendmaterial@proxyvote.com. Once you receive the Proxy Statement, Annual Report and proxy card, please sign, date and complete the proxy card and return it in the enclosed postpaid envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your shares.

Can I change my vote after I return my proxy card?

Yes. Your proxy may be revoked at any time before its exercise by sending written notice of revocation to William C. Long, Corporate Secretary, Diamond Offshore Drilling, Inc., 15415 Katy Freeway, Suite 100, Houston, Texas 77094, or by signing and delivering a proxy which is dated later, or, if you attend the Annual Meeting in person, by giving notice of revocation to the Inspectors of Election referred to below at the Annual Meeting.

How will votes be recorded?

Votes will be tabulated by Broadridge Financial Solutions, Inc., and the results will be certified by one or more inspectors of election who are required to resolve impartially any interpretive questions as to the conduct of the vote, whom we refer to as the Inspectors of Election. In tabulating votes, the Inspectors of Election will make a record of the number of shares voted for or against each nominee and each other matter voted upon, the number of shares abstaining with respect to each nominee or other matter, and the number of shares held of record by broker-dealers and present at the Annual Meeting but not voting.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and to publish the final results in a current report on Form 8-K following the Annual Meeting.

What is the date of this Proxy Statement?

The date of this Proxy Statement is April 1, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below shows certain information, at March 14, 2014 unless otherwise indicated, as to all persons who, to our knowledge, were the beneficial owners of 5% or more of the outstanding shares of our common stock, which is our only outstanding class of voting securities. All shares reported were owned beneficially by the persons indicated unless otherwise indicated below.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Loews Corporation	70,104,620	(1)	50.9%
	667 Madison Avenue
	New York, NY 10065-8087

(1)	Loews Corporation has sole investment power and sole voting power over the shares.

Loews Corporation, or Loews, is a holding company. In addition to us, its principal subsidiaries are CNA Financial Corporation, a 90% owned subsidiary engaged in commercial property and casualty insurance; Boardwalk Pipeline Partners, LP, a 53% owned subsidiary engaged in the transportation and storage of natural gas and natural gas liquids and gathering and processing of natural gas; HighMount Exploration & Production LLC, a wholly owned subsidiary engaged in exploration, production and marketing of natural gas and oil (including condensate and natural gas liquids); and Loews Hotels Holding Corporation, a wholly owned subsidiary engaged in the operation of hotels.

Because Loews holds a majority of the outstanding shares of our common stock, Loews has the power to approve matters submitted for consideration at the Annual Meeting without regard to the votes of the other stockholders. We understand that Loews intends to vote for the election of the eleven nominees for the Board of Directors, for the ratification of the appointment of Deloitte & Touche LLP as our independent auditors, for the resolution approving executive compensation, for approval of our Restated Incentive Compensation Plan, for approval of our Equity Compensation Plan and against the stockholder proposal. There are no agreements between us and Loews with respect to the election of our directors or officers or with respect to the other matters which may come before the Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table shows the amount and nature of beneficial ownership of our common stock and of the common stock, par value $0.01 per share, of Loews, or Loews Common Stock, beneficially owned by each of our directors and nominees for director, each of our executive officers named in the Summary Compensation Table below, and all of our directors and executive officers as a group, as of March 3, 2014. All of our directors and executive officers individually and as a group own less than 1% of our common stock. Except as otherwise noted, the named beneficial owner has sole voting power and sole investment power with respect to the number(s) of shares shown below. The number of shares included with respect to stock appreciation rights, or SARs, granted under our Second Amended and Restated 2000 Stock Option Plan, as amended, or the Stock Option Plan, is the number of shares of our common stock each person would have received had they exercised their SARs, based on the fair market value per share ($47.23) of our common stock, determined in accordance with the terms of our Stock Option Plan, on March 3, 2014.

Name of Beneficial Owner	Shares of Our Common Stock	Shares of Loews Common Stock	% of Loews Common Stock
James S. Tisch (1)	16,250	15,544,481	4.0%
Marc Edwards (2)	0	0	*
John R. Bolton	854	0	*
Charles L. Fabrikant (3)	2,000	1,200	*
Paul G. Gaffney II (4)	2,000	0	*
Edward Grebow	3,000	1,500	*
Herbert C. Hofmann (5)	0	90	*
Kenneth I. Siegel (6)	0	8,939	*
Clifford M. Sobel	0	0	*
Andrew H. Tisch (7)	0	14,876,485	3.8%
Raymond S. Troubh (8)	6,500	30,000	*
Lawrence R. Dickerson (9)	5,401	0	*
Gary T. Krenek (10)	2,635	0	*
John M. Vecchio (11)	6	0	*
William C. Long (12)	3,794	0	*
Lyndol L. Dew	0	0	*
All Directors and Executive Officers as a Group (16 persons including those listed above (other than Mr. Dickerson)) (13)	37,039	30,462,695	7.9%

*	Less than 1% of the Loews Common Stock.

(1)

The number of shares of our common stock includes 11,250 shares of common stock issuable upon the exercise of options and SARs granted under our Stock Option Plan that are exercisable at March 3, 2014 or within 60 days thereafter. The number of shares of Loews Common Stock includes 113,371 shares of Loews Common Stock issuable upon the exercise of options and SARs granted under the Loews Corporation Stock Option Plan that are currently exercisable. The number of shares of Loews Common Stock also includes 10,106,921 shares held by trusts of which Mr. J.S. Tisch is the managing trustee and 270,000 shares held by a charitable foundation as to which Mr. J.S. Tisch has shared voting and investment power.

(2)	Mr. Edwards succeeded Mr. Dickerson as our President and Chief Executive Officer and as a director on March 3, 2014.
(3)

The number of shares of our common stock includes 1,000 shares of our common stock issuable upon the exercise of options and/or SARs granted under our Stock Option Plan that are exercisable at March 3, 2014 or within 60 days thereafter. The number of shares of Loews Common Stock includes 600 shares held by a trust of which Mr. Fabrikant and his sister are the trustees and share voting and investment power.

(4)	Mr. Gaffney shares voting and investment power with his spouse over his 2,000 shares of our common stock.

(5)

The number of shares of Loews Common Stock represents shares of Loews Common Stock issuable upon the exercise of options and/or SARs granted under the Loews Corporation Stock Option Plan that are currently exercisable.

(6)

The number of shares of Loews Common Stock represents shares of Loews Common Stock issuable upon the exercise of options and/or SARs granted under the Loews Corporation Stock Option Plan that are currently exercisable.

(7)

The number of shares of Loews Common Stock includes 113,371 shares of Loews Common Stock issuable upon the exercise of options and SARs granted under the Loews Corporation Stock Option Plan that are currently exercisable. The number of shares of Loews Common Stock also includes 14,693,114 shares held by trusts of which Mr. A.H. Tisch is the managing trustee and 70,000 shares held by a charitable foundation as to which Mr. A.H. Tisch has shared voting and investment power.

(8)

The number of shares of our common stock includes 1,500 shares of our common stock issuable upon the exercise of options and SARs granted under our Stock Option Plan that are exercisable at March 3, 2014 or within 60 days thereafter.

(9)

The number of shares of our common stock represents shares held by virtue of Mr. Dickerson’s investment in our common stock pursuant to our Retirement Plan described below in “Compensation Discussion and Analysis—Employee Benefits,” in which he shares voting and investment power with his spouse. Mr. Dickerson retired as an officer and director of our company on March 3, 2014.

(10)

The number of shares of our common stock includes 1,000 shares as to which Mr. Krenek shares voting and investment power with his spouse and 1,635 shares held by virtue of his investment in our common stock pursuant to our Retirement Plan, in which he shares voting and investment power with his spouse.

(11)	Includes 6 shares held by virtue of Mr. Vecchio’s investment in our common stock pursuant to our Retirement Plan, in which he shares voting and investment power with his spouse.
(12)

Includes 1,252 shares of our common stock issuable upon the exercise of options and SARs granted under our Stock Option Plan that are exercisable at March 3, 2014 or within 60 days thereafter. Also includes 2,542 shares held by virtue of Mr. Long’s investment in our common stock pursuant to our Retirement Plan.

(13)

The number of shares of our common stock owned by all directors and executive officers as a group excludes shares of our common stock owned by Lawrence R. Dickerson, who is no longer an officer or director of our company. See “Executive Compensation.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires that our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, file initial reports of ownership and reports of changes in ownership of our equity securities with the Securities and Exchange Commission, or the Commission, and the New York Stock Exchange. Executive officers, directors and greater than ten percent beneficial owners are required by Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of these reports furnished to us and written representations that no report on Form 5 was required for 2013, we believe that no director, executive officer or beneficial owner of more than ten percent of our common stock failed to file a Section 16(a) report on a timely basis during 2013.

ELECTION OF DIRECTORS

(Proposal No. 1)

Our Board of Directors currently consists of eleven directors. All directors are elected annually to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal. Our Board of Directors elects our officers annually to serve until the next annual meeting of the Board of Directors and until their successors are duly elected and qualified or until their earlier death, resignation, disqualification or removal from office. Information about our current nominees for director is below.

The nominees for director are James S. Tisch, Marc Edwards, John R. Bolton, Charles L. Fabrikant, Paul G. Gaffney II, Edward Grebow, Herbert C. Hofmann, Kenneth I. Siegel, Clifford M. Sobel, Andrew H. Tisch and Raymond S. Troubh. Mr. J.S. Tisch and Mr. A.H. Tisch are brothers. Each of the eleven directors to be elected at the Annual Meeting will serve a term of one year to expire at our 2015 annual meeting of stockholders.

It is intended that the proxies received from holders of our common stock, in the absence of contrary instructions, will be voted at the Annual Meeting for the election of Messrs. J.S. Tisch, Edwards, Bolton, Fabrikant, Gaffney, Grebow, Hofmann, Siegel, Sobel, A.H. Tisch and Troubh, each of whom is now a director. Although we do not contemplate that any of the nominees will be unable to serve, decline to serve, or otherwise be unavailable as a nominee at the time of the Annual Meeting, if that occurs we expect that the proxies will be voted for such other candidate or candidates as our Board of Directors may nominate.

Further information concerning the nominees for election as directors at the Annual Meeting, including their business experience during the past five years and other background information and individual qualifications, attributes and skills, appears below.

Name	Position	Age as of January 31, 2014	Director Since
James S. Tisch (1)	Chairman of the Board	61	1989
Marc Edwards (1)	Director, President and Chief Executive Officer	53	2014
John R. Bolton (2)	Director	65	2007
Charles L. Fabrikant (2)	Director	69	2004
Paul G. Gaffney II (3)	Director	67	2004
Edward Grebow (2)(3)	Director	64	2008
Herbert C. Hofmann	Director	71	1992
Kenneth I. Siegel Clifford M. Sobel	Director Director	57 64	2014 2011
Andrew H. Tisch (1)	Director	64	2011
Raymond S. Troubh (2)(3)	Director	87	1995

(1)	Member, Executive Committee of the Board of Directors
(2)	Member, Audit Committee of the Board of Directors
(3)	Member, Compensation Committee of the Board of Directors

James S. Tisch has served as Chairman of the Board since November 1995 and as a director since June 1989. He served as our Chief Executive Officer from March 1998 to May 2008. Mr. Tisch is the President and Chief Executive Officer, a member of the Office of the President and a director of Loews, a diversified holding company. Mr. Tisch also serves as a director of CNA Financial Corporation, a subsidiary of Loews, and General Electric Company.

Mr. Tisch’s experience as our former Chief Executive Officer and his extensive background with our company have provided him with unique knowledge of and insight into our business and operations, and have enabled him to be instrumental in providing us with both strategic direction and operational oversight. Our Board believes that Mr. Tisch’s leadership and experience at Loews, together with his direct experience in managing our business and his institutional knowledge of our company, cause his contributions to our Board and its deliberations to be of exceptional value.

Marc Edwards has served as our President and Chief Executive Officer and as a director since March 3, 2014. Mr. Edwards previously served as a member of Halliburton Company’s Executive Committee and as its Senior Vice President responsible for its Completion and Production Division from January 2010 to February 2014, and as Vice President for Production Enhancement of Halliburton Company from January 2008 through December 2009.

Mr. Edwards developed an extensive background in the global energy industry during his tenure at Halliburton Company that enables him to provide valuable contributions and a new perspective to our Board. His broad experience and understanding of the worldwide energy services industry gained during his service at Halliburton Company provides valuable insight to our Board’s strategic and other deliberations.

John R. Bolton has served as a director since January 2007. Mr. Bolton is a Senior Fellow of the American Enterprise Institute and is Of Counsel to Kirkland & Ellis LLP. Mr. Bolton also served as a director of EMS Technologies, Inc. from July 2009 to August 2011. Mr. Bolton served in the U.S. Department of State as the U.S. Permanent Representative to the United Nations from 2005 to 2006 and as Under Secretary for Arms Control and International Security from 2001 to 2005.

Mr. Bolton brings to our Board his breadth of experience in international affairs and governmental service. His wide-ranging public policy experience and background in public affairs are a source of valuable knowledge and skills. Particularly in light of our international operations, Mr. Bolton’s unique perspective allows him to make important contributions to the work of our Board.

Charles L. Fabrikant has served as a director since January 2004. Mr. Fabrikant has served as the Executive Chairman of the Board of SEACOR Holdings Inc., which operates offshore support vessels servicing oil and gas exploration and development, since 2010. Mr. Fabrikant served as the Chairman of the Board, Chief Executive Officer and President of SEACOR Holdings Inc. from 1989 to 2010. Mr. Fabrikant serves as the Non-Executive Chairman of the Board of ERA Group Inc., an international helicopter operator providing transportation services to the offshore drilling industry, which was wholly owned by SEACOR Holdings Inc. prior to 2013. He served as its President and Chief Executive Officer from October 2011 to April 2012 and has served as Chairman of the Board since July 2011.

As the Executive Chairman, and formerly the Chairman and Chief Executive Officer, of SEACOR Holdings Inc., a company that owns, operates, invests in and markets equipment for the offshore oil and gas, industrial aviation, and marine transportation industries worldwide, Mr. Fabrikant has an extensive background and practical, hands-on experience in the offshore energy industry. This background provides Mr. Fabrikant particular insight into many of the business decisions that come before our Board.

Paul G. Gaffney II has served as a director since October 2004. Mr. Gaffney is President Emeritus of Monmouth University, having served as President from 2003 to July 2013, and has served Monmouth University as a consulting fellow to the Urban Coast Institute since August 2013. Mr. Gaffney has served as a consultant to Capital Formation Counselors, Inc., a strategic planning consulting firm, since September 2013. He also served as a trustee of Meridian Health Systems from 2003 until July 2013, and he served as a public trustee for NJ Sea Grant Consortium from 2005 until February 2013. Mr. Gaffney chaired the National Research Council Study, “Assessment of Marine Hydrokinetic Energy,” from October 2010 until March 2013, and co-chaired the decadal review of the National Ocean Exploration Program from January 2012 until November 2012. In February 2010, Mr. Gaffney was elected to the National Academy of Engineering, a private, independent, nonprofit institution that advises the federal government and conducts independent studies that examine important topics in engineering and technology. Mr. Gaffney is a retired Navy Vice Admiral and has been recognized with numerous military decorations.

Mr. Gaffney’s military experience, leadership in academia and expertise in ocean policy have provided him with valuable knowledge of both the complex management and oversight issues faced by large institutions as well as policy and operational issues affecting the offshore drilling industry. His distinguished naval career spanned over three decades including duty at sea, overseas, and ashore in executive and command positions. While a military officer, his career focused on oceanography, research administration and education, and his experience includes oceanographic operations in distant oceans, global weather forecasting and marine science sponsorship including severe weather prediction research. As a result of this knowledge and experience, Mr. Gaffney provides our Board meaningful insights and a unique perspective, which benefit the Board’s decision making process.

Edward Grebow has served as a director since July 2008. Mr. Grebow has served as Managing Director of Morgan Joseph TriArtisan LLC, an investment and merchant bank, since November 2013. He served as President and Chief Executive Officer of Amalgamated Bank, a commercial bank, from April 2011 to November 2013. Mr. Grebow also served as managing director of J.C. Flowers & Co. LLC, a private equity firm with a focus on financial services companies, from 2007 to March 2011, a director of Saddle River Valley Bank from 2010 to 2011 and a director of Flowers National Bank from 2008 to 2011. Mr. Grebow served as President of ULLICO Inc., an insurance and financial services firm, from 2003 to 2006.

Mr. Grebow’s broad experience in commercial and investment banking, private equity, insurance and financial services enables him to provide our Board valuable insight and the benefit of his extensive knowledge of and background in financial services, investment and management. This experience and knowledge qualifies him to serve as the financial expert on our Board’s Audit Committee.

Herbert C. Hofmann has served as a director since January 1992. Mr. Hofmann served as a Senior Vice President of Loews for over five years until May 2012 and was the President and Chief Executive Officer of Bulova Corporation, formerly a subsidiary of Loews, from 1989 until January 2008.

Mr. Hofmann has had extensive experience in his positions at Loews and practical, hands-on experience as the former Chief Executive Officer of Bulova Corporation, a company that distributes and sells watches and clocks. He also has a long background with our company, having served as a director since 1992. Mr. Hofmann’s management background, combined with his institutional knowledge of our company, provide Mr. Hofmann particular insight into many of the business decisions that come before our Board.

Kenneth I. Siegel has served as a director since March 2014. Mr. Siegel has served as a Senior Vice President of Loews since June 2009. He has served a director of the general partner of Boardwalk Pipeline Partners, LP, a subsidiary of Loews, since October 2009 and as its Chairman of the Board since December 2011. He served as a senior investment banker at Barclay’s Capital from 2008 to 2009, and he served in a similar capacity at Lehman Brothers from 2000 to 2008.

Mr. Siegel has extensive experience with capital markets and merger and acquisition transactions due to his positions at Barclay’s Capital and Lehman Brothers. His experience in his position at Loews provides him with knowledge of the energy industry and broad knowledge of and insight into the operations of Loews and the businesses in which it is engaged, including our company and its business. This experience, and his financial expertise, enable him to provide valuable insight to our Board in its deliberations and decision making process.

Clifford M. Sobel has served as a director since July 2011. Mr. Sobel served as U.S. Ambassador to The Netherlands from 2001 until 2005 and U.S. Ambassador to Brazil from July 2006 until August 2009. He is presently Managing Partner of Valor Capital Group LLC, an investment group investing in Brazil. Previously he served as Chairman of Net2Phone, an Internet provider listed on the NASDAQ. Mr. Sobel is a member of the Millennium Promise Board, a non-governmental organization supporting the UN Millennium Development Goals, and also serves on the Advisory Boards to the American Military Commander of Europe and NATO, as well as the Command for American Forces for Central and South America.

Mr. Sobel’s experience in foreign service and diplomatic background in important markets for our offshore drilling services provide him a unique perspective that adds value to the deliberations of our Board. His investment expertise combined with his experience and involvement in international affairs enable him to provide valuable insight and contributions to the work of our Board, particularly with respect to our international operations.

Andrew H. Tisch has served as a director since May 2011. He has served as a Co-Chairman of the Board of Directors of Loews since 2006, and serves as Chairman of the Executive Committee and a member of the Office of the President of Loews. He is also a director of K12 Inc. Mr. Tisch served as Chairman of the Board of Directors of K12 Inc. from May 2007 until June 2012. He is also a director of CNA Financial Corporation and of the general partner of Boardwalk Pipeline Partners, LP, a subsidiary of Loews. He has been a director of Loews since 1985.

Mr. Tisch has served as a member of the Office of the President of Loews since 1999, and prior to that time had served Loews in a number of executive positions. This experience has provided him with broad knowledge of and insight into the operations of Loews and the businesses in which it is engaged, including our company and its business. This experience, coupled with Mr. Tisch’s institutional knowledge, is especially beneficial to our Board and its deliberations and decision making process.

Raymond S. Troubh has served as a director since November 1995. Mr. Troubh has been a financial consultant for over five years, is a former Governor of the American Stock Exchange and a former general partner of Lazard Freres & Co., an investment banking firm. Mr. Troubh is a director of General American Investors Company, Gentiva Health Services, Inc. and The Wendy’s Company.

Mr. Troubh’s breadth of experience, having served as a director of a number of companies in a variety of industries, as well as his skills and extensive background in finance and capital markets, enable him to provide valuable insight into business deliberations and judgments that come before our Board.

Director Independence

Because more than 50% of our outstanding common stock is held by Loews, we are a “controlled company” under the corporate governance listing standards of the New York Stock Exchange, or the NYSE Listing Standards. Although the NYSE Listing Standards do not require controlled companies to maintain a majority of independent directors, our Board currently is comprised of a majority of independent directors. Our Board of Directors has determined that Mr. Bolton, Mr. Fabrikant, Mr. Gaffney, Mr. Grebow, Mr. Sobel and Mr. Troubh, whom we refer to as Independent Directors, are independent under the NYSE Listing Standards. The Board considered all relevant facts and circumstances known to it and applied the independence guidelines described below in determining that none of the Independent Directors has any material relationship with us or our subsidiaries. In making its determination with respect to Mr. Fabrikant, our Board also considered the commercial relationship between our company and certain subsidiaries of SEACOR Holdings Inc., of which Mr. Fabrikant is the Executive Chairman of the Board, and determined that Mr. Fabrikant meets all of the requirements described above for Independent Directors and does not have a material relationship with us. Please read “Transactions with Related Persons—Transactions with Other Related Parties” below for more information concerning Mr. Fabrikant’s relationship with us.

The Board has established guidelines to assist it in determining director independence. Under these guidelines, a director would not be considered independent if:

(1) any of the following relationships existed during the past three years:

(i)

the director is our employee or the employee of any of our subsidiaries or has received more than $100,000 per year in direct compensation from us or any of our subsidiaries, other than director and committee fees and pension or certain other forms of deferred compensation for prior service;

(ii)

the director provided significant advisory or consultancy services to us or any of our subsidiaries or is affiliated with a company or a firm that has provided significant advisory or consultancy services to us or any of our subsidiaries (annual revenue of the greater of 2% of the other company’s consolidated gross revenues or $1 million is considered significant);

(iii)

the director has been a significant customer or supplier of us or any of our subsidiaries or affiliated with a company or firm that is a significant customer or supplier of us or any of our subsidiaries (annual revenue of the greater of 2% of the other company’s consolidated gross revenues or $1 million is considered significant);

(iv)	the director has been employed by or affiliated with an internal or external auditor that within the past three years provided services to us or any of our subsidiaries; or

(v)	the director has been employed by another company where any of our current executives serve on that company’s compensation committee;

(2) the director’s spouse, parent, sibling, child, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law, or any other person sharing the director’s home (other than a domestic employee), has a relationship described in (1) above; or

(3) the director has any other relationships with us or any of our subsidiaries or with members of senior management that our Board of Directors determines to be material.

Committees of the Board of Directors

Our Board of Directors has three standing committees, the Executive Committee, the Audit Committee and the Compensation Committee. We do not have a nominating committee or charter. Because we are a “controlled company” under the NYSE Listing Standards, this committee is not required and our Board of Directors has determined that it is appropriate not to have this committee. The entire Board of Directors participates in the consideration of director nominees.

Executive Committee

The Executive Committee of the Board of Directors consists of three members, Mr. Edwards, Mr. A.H. Tisch and Mr. J.S. Tisch. The Executive Committee has and may exercise all the powers of our Board of Directors in the management of our business that may lawfully be delegated to it by our Board of Directors. During 2013, the Executive Committee held six meetings.

Audit Committee

The Audit Committee of the Board of Directors consists of four members, Mr. Grebow, Mr. Bolton, Mr. Fabrikant and Mr. Troubh. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including review of our financial reports and other financial information, our system of internal accounting controls, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors and the performance of our internal audit staff and independent auditors. The Audit Committee has sole authority to appoint, retain, compensate, evaluate and terminate the independent auditors and to approve all engagement fees and terms for the independent auditors. Our Board of Directors has adopted a written Audit Committee charter which can be found on our website at www.diamondoffshore.com and is available in print to any stockholder who requests a copy by writing to our Corporate Secretary. The Board has determined that each member of the Audit Committee is an Independent Director and satisfies the additional independence and other requirements for Audit Committee members provided for in the NYSE Listing Standards. The Board has determined that Mr. Grebow qualifies as an “audit committee financial expert” under the rules of the Commission.

Compensation Committee

The Compensation Committee of the Board of Directors consists of three members, Mr. Gaffney, Mr. Grebow and Mr. Troubh, each of whom is an Independent Director. The primary function of the Compensation Committee is to assist the Board in discharging its responsibilities relating to compensation of our executive officers. The Compensation Committee is also responsible to review and make recommendations to our Board with respect to our Incentive Compensation Plan for Executive Officers, or Incentive Compensation Plan, and our Stock Option Plan, with respect to our executive officers, and to oversee these plans. The Compensation Committee has similar responsibilities under the Restated Incentive Compensation Plan and the Equity Compensation Plan. The Compensation Committee is authorized to discharge any responsibilities imposed on it by these plans. Our Board of Directors has adopted a written Compensation Committee charter which can be found on our website at www.diamondoffshore.com and is available in print to any stockholder who requests a copy by writing to our Corporate Secretary. In accordance with its charter, the Compensation Committee may form and delegate authority to sub-committees consisting of one or more of its members when appropriate. See “Compensation Discussion and Analysis” for more information about the responsibilities of the Compensation Committee and the role of executive officers with respect to compensation matters.

Director Nominating Process

Our Board of Directors will, subject to the terms of our Certificate of Incorporation and Bylaws, review candidates recommended by stockholders for positions on the Board of Directors. The Bylaws provide that any stockholder entitled to vote generally in the election of directors at a meeting of stockholders who complies with the procedures specified in the Bylaws may nominate persons for election to the Board of Directors, subject to any conditions, restrictions and limitations imposed by our Certificate of Incorporation or Bylaws. These procedures include a requirement that our Corporate Secretary receive timely written notice of the nomination, which, for the 2015 annual meeting of stockholders, means that the nomination must be received no later than February 19, 2015. Any notice of nomination must be addressed to Diamond Offshore Drilling, Inc., 15415 Katy Freeway, Suite 100, Houston, Texas 77094, Attention: Corporate Secretary and must include, in addition to any other information or matters required by our Certificate of Incorporation or Bylaws, the following:

(i)	the name and address of the stockholder submitting the nomination and of the person or persons to be nominated;

(ii)

a representation that the stockholder is a holder of our capital stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)

a description of all contracts, arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(iv)

such other information regarding each nominee proposed by the stockholder as would be required to be included in a proxy or information statement filed pursuant to the Exchange Act and the rules and regulations under it; and

(v)	the consent of each nominee to serve as our director if so elected.

Nominations of directors may also be made by the Board of Directors or as otherwise provided in our Certificate of Incorporation or Bylaws. In determining whether it will nominate a candidate for a position on our Board of Directors, the Board considers those matters it deems relevant, which may include, but are not limited to, integrity, judgment, business specialization, technical skills, independence, potential conflicts of interest and the present needs of the Board of Directors. In identifying, evaluating and nominating individuals to serve as our directors, including those identified by stockholders, our Board does not have any formal policy with respect to diversity and does not rely on any preconceived diversity guidelines or rules. Rather, our Board believes that our company is best served by directors with a wide range of perspectives, professional experiences, skills and other individual qualities and attributes. The Board retains its full discretion in making all such determinations, and also takes into account any restrictions, requirements or limitations contained in our Certificate of Incorporation or Bylaws, or any agreement to which we are a party.

In March 2014, our Board of Directors elected Kenneth I. Siegel to the Board. Immediately prior to his appointment, the Board was increased to eleven persons and Mr. Siegel was appointed to fill the vacancy resulting from the increase. Mr. Siegel was recommended by our Chairman of the Board.

Executive Sessions of Non-Management Directors

Our non-management directors meet in regular executive sessions without management participation. In addition, an executive session including only the Independent Directors is held at least annually. Upon the recommendation of the non-management directors and Independent Directors, our Board of Directors has selected Edward Grebow to act as the current Lead Director and to serve as the presiding director at these meetings.

Board Leadership Structure

Our Board’s leadership structure consists of our Chairman of the Board, James S. Tisch, and our Lead Director, currently Edward Grebow, who is also the Chairman of our Board’s Audit Committee. Currently our Chairman of the Board is not one of our executive officers, although from March 1998 to May 2008, Mr. J.S. Tisch also served as our Chief Executive Officer. As provided in our corporate governance guidelines, the Board has no fixed policy with respect to combining or separating the offices of Chairman of the Board and Chief Executive Officer; the Board has exercised discretion in combining or separating the positions as it has deemed appropriate in light of prevailing circumstances and the Board continues to reserve the right to make this determination. Our Board believes that this structure permits it to obtain input and guidance from both senior management and non-management directors, including through the Lead Director, and provides sufficient flexibility to adapt to changing circumstances, which enable the Board to fulfill its oversight role.

Board Oversight of Risk Management

Our Board recognizes the importance of understanding, evaluating and, to the extent practicable, managing risk and its impact on the financial health of our company. Our management periodically has discussions with our Board and our Audit Committee which, among other things, assist in identifying the principal risks facing our company, identifying and evaluating policies and practices that promote a culture that actively balances risk and reward, and evaluating risk management practices. These opportunities to interact enable the non-management directors to conduct meaningful and substantive discussions concerning these issues with senior management during Board and Audit Committee meetings.

Director Attendance at Meetings

During 2013 there were five meetings of the Board of Directors, eight meetings of the Audit Committee and three meetings of the Compensation Committee. During 2013, each of our incumbent directors then in office attended not less than 75% of the total number of meetings of the Board of Directors and committees of the Board on which that director served. We do not have a specific policy regarding attendance by directors at annual meetings of stockholders, but the Board encourages all directors to attend the annual meeting while recognizing that circumstances may prevent attendance from time to time. All of our directors then in office attended our 2013 annual meeting of stockholders.

Director Compensation

We currently pay each of our directors who is not our employee or an employee of any of our subsidiaries or of Loews or any other affiliated companies a cash retainer of $50,000 per year in quarterly installments. In addition, our non-employee directors, other than Mr. J.S. Tisch, receive an award of 1,000 SARs each quarter in accordance with the terms of our Stock Option Plan. Our Chairman of the Board, Mr. J.S. Tisch, receives an award of 7,500 SARs each quarter in accordance with the terms of our Stock Option Plan. These SARs vest immediately and have a term of ten years from the date of grant. In addition, the Chairman of the Audit Committee receives an annual cash retainer of $15,000, the Chairman of the Compensation Committee receives an annual cash retainer of $10,000 and the Lead Director receives an annual cash retainer of $10,000. We pay each of our directors who is not our employee or an employee of any of our subsidiaries or of Loews or any other affiliated companies a fee of $1,500 for attendance at each meeting of our Board of Directors and $1,000 for attendance at each meeting of the Audit Committee or Compensation Committee, in addition to the reasonable costs and expenses incurred by these directors in relation to their services.

The following table provides information on our compensation of non-employee directors for 2013:

Director Compensation for 2013

Name	Fees Earned or Paid in Cash (1)	Option Awards (2)	All Other Compen- sation (3)	Total
James S. Tisch	$—	$433,441	$708,750	$1,142,191
John R. Bolton	59,500	57,792	42,000	159,292
Charles L. Fabrikant	64,500	57,792	57,000	179,292
Paul G. Gaffney II	70,500	57,792	58,500	186,792
Edward Grebow	93,500	57,792	39,000	190,292
Herbert C. Hofmann	57,500	57,792	29,625	144,917
Clifford M. Sobel	57,500	57,792	21,000	136,292
Andrew H. Tisch	—	57,792	22,500	80,292
Raymond S. Troubh	68,500	57,792	64,500	190,792

(1)

These amounts represent all fees earned for service as a director during 2013. The annual retainer fees for the Lead Director, Chairman of the Audit Committee and Chairman of the Compensation Committee are each paid in quarterly installments. Mr. Grebow received retainers totaling $10,000 and $15,000 in 2013 as Lead Director and Chairman of the Audit Committee, respectively. Mr. Gaffney received a retainer totaling $10,000 in 2013 as Chairman of the Compensation Committee.

(2)

These amounts represent the aggregate grant date fair value of these awards pursuant to our Stock Option Plan through December 31, 2013 computed in accordance with the Financial Accounting Standards Board’s, or FASB, ASC Topic 718. Assumptions used in the calculation of dollar amounts of these awards are included in Note 3 to our audited consolidated financial statements for the fiscal year ended December 31, 2013 included in our Annual Report on Form 10-K filed with the Commission on February 24, 2014. Other than Mr. J.S. Tisch, each director who is not our employee received a quarterly award of 1,000 SARs in accordance with the terms of our Stock Option Plan. Our Chairman of the Board, Mr. J.S. Tisch, received a quarterly award of 7,500 SARs in accordance with the terms of our Stock Option Plan. Mr. J.S. Tisch was awarded a higher number of SARs than our other non-employee directors because of the unique position Mr. J.S. Tisch holds as Chairman of the Board and in his role as a member of the Executive Committee of our Board of Directors, and because of the additional responsibilities and efforts required of him in that position. We also considered the contributions that Mr. J.S. Tisch makes to our Board of Directors and its deliberations, as described above under “Election of Directors—James S. Tisch” and to our company generally, in determining to grant him such SARs. The SARs granted to our non-employee directors vested immediately and have terms of ten years from the date of grant. At December 31, 2013, the aggregate number of option awards and SARs outstanding for each non-employee director was as follows: Mr. James S. Tisch, 247,500; Mr. John R. Bolton, 15,500; Mr. Charles L. Fabrikant, 20,500; Mr. Paul G. Gaffney II, 21,000; Mr. Edward Grebow, 14,500; Mr. Herbert C. Hofmann, 11,000; Mr. Clifford M. Sobel, 8,500; Mr. Andrew H. Tisch, 9,000; and Mr. Raymond S. Troubh, 23,000.

(3)

These amounts represent payments of cash made pursuant to anti-dilution adjustments under the terms of our Stock Option Plan to directors with option and/or SAR awards outstanding in 2013, whose awards vested immediately upon granting. During 2013 we made four such payments, each in the amount of $0.75 per outstanding and unexercised stock option and/or SAR that was held and vested as of February 19, May 7, August 6 and November 5, 2013.

Code of Ethics and Corporate Governance Guidelines

We have a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. This code can be found on our website at www.diamondoffshore.com and is available in print to any stockholder who requests a copy by writing to our Corporate Secretary. We intend to post any changes to or waivers of this code for our principal executive officer, principal financial officer and principal accounting officer on our website. In addition, our website contains a corporate governance section that includes our corporate governance guidelines. We will provide a printed copy of our corporate governance guidelines to any stockholder upon request.

AUDIT COMMITTEE REPORT

As discussed above under the heading “Committees of the Board of Directors—Audit Committee,” the primary role of the Board’s Audit Committee is to oversee our financial reporting process and manage our relationship with our independent auditors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2013 with our management and independent auditors. The Audit Committee has also discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has discussed with the independent auditors their independence in relation to us and our management, including the matters in the written disclosures provided to the Audit Committee as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence and has determined that the provision of non-audit services provided by the auditors is compatible with maintaining the auditors’ independence.

The members of the Audit Committee rely without independent verification on the information provided to them by management and the independent auditors and on management’s representation that our financial statements have been prepared with integrity and objectivity. They do not provide any expert or special assurance as to our financial statements or any professional certification as to the independent auditors’ work. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles or internal controls and procedures, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that our financial statements are presented in accordance with generally accepted accounting principles, or that our auditors are in fact “independent.”

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which we have filed with the Commission.

THE AUDIT COMMITTEE

Edward Grebow, Chairman

John R. Bolton

Charles L. Fabrikant

Raymond S. Troubh

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation program for 2013. In particular, it explains how our Compensation Committee made its compensation decisions for 2013 for our executive officers named in the Summary Compensation Table below, whom we refer to collectively as the Named Executive Officers, and describes how this compensation fits within our Compensation Committee’s guiding principles with respect to compensation of Named Executive Officers.

Objectives and Compensation Philosophy. Our executive compensation program is designed to enable us to attract and retain highly qualified executive officers and motivate them to provide a high level of performance for our stockholders. To achieve this objective we have established a compensation policy for executive officers that combines elements of base salary with cash and stock-based incentive compensation, as well as benefits, which collectively provides a competitive total compensation opportunity based on performance. In selecting these elements of executive compensation, we have considered our historical compensation policies and practices as they have developed over time, national surveys of executive compensation at comparably sized companies in the energy industry and the executive compensation programs of various companies engaged in businesses similar to ours (although we do not benchmark our compensation to any particular group of companies), as well as applicable tax and accounting impacts of executive compensation. As part of this process, we refer to and consider executive compensation surveys and other information related to executive compensation levels and compensation practices as shown in the surveys that we review.

Elements of Compensation. The principal components of compensation for our Named Executive Officers are:

•	base salary;

•	incentive compensation awards;

•	grants of stock appreciation rights; and

•	retirement, life insurance, medical and related benefits.

We do not rely on formula-driven plans when determining the aggregate amount of compensation for each Named Executive Officer. The primary factor in setting compensation is an evaluation of the individual’s performance in the context of our company’s performance and our past compensation policies and practices. Accordingly, the Compensation Committee considers individual performance factors that include the Compensation Committee’s view of the performance of the individual, the responsibilities of the individual’s position, and the individual’s contribution to our company and to our financial and operational performance for the most recently completed fiscal year.

There is no specific weighting given to each factor, but rather the Compensation Committee considers and balances these factors in its business judgment and discretion. In our most recent fiscal year, each of our Named Executive Officers performed favorably in light of each of these factors applicable to the respective individual.

We also have reviewed and considered compensation levels and practices as shown in the surveys and other materials referred to above. Based on these factors, we determine an overall level of cash compensation—a significant portion of which is incentive-based—and stock-based awards, which are described further below. When compensation for the Named Executive Officers is evaluated, the Compensation Committee will consider, among other things, the following information:

•	The opportunity for compensation for the prior year, which includes salary, target cash incentive compensation and the potential value of equity-based grants; and

•	The actual compensation history from previous years, including salary and actual cash incentive compensation earned.

Recommendations regarding compensation of our executive officers are prepared by our Chief Executive Officer. They are reviewed with and are acted upon by the Compensation Committee in accordance with its charter. However, our Chief Executive Officer does not participate in the preparation of recommendations, or the review, modification or approval of recommendations, with respect to his own compensation. The Compensation Committee does not delegate any of its functions in setting executive compensation under its charter to management, although our management and members of our Board provide recommendations to the Compensation Committee.

Base Salary. Every one of our salaried employees, including our Named Executive Officers, is assigned a salary grade at the commencement of employment, which is subject to periodic review, pursuant to a system that considers objective criteria, such as the employee’s level of financial responsibility and supervisory duties, and the education and skills required to perform the employee’s functions; however, the assignment of an employee to a particular salary grade, or promotion to another salary grade, necessarily involves subjective judgments. Within each grade, salaries are determined within a range based primarily on subjective factors such as the employee’s contribution to our company and individual performance. No fixed, relative weights are assigned to these subjective factors. On occasion, an officer’s compensation may be fixed at a level above the maximum level for his or her salary grade in response to a subjective determination that the officer’s compensation, if set at the maximum level for his or her grade, would be below the level merited by his or her contributions to our company. In 2013, the annual base salary of each of our Named Executive Officers was determined by our Compensation Committee, in light of performance reviews and the other factors described above, as well as the impact of limits on the deductibility of compensation under the Internal Revenue Code of 1986, as amended, which (together with the regulations promulgated thereunder, as each may be amended) we refer to as the Code, as discussed below.

Incentive Compensation Awards. Annual cash bonus incentives may be awarded under our Diamond Offshore Management Bonus Program, or the Management Bonus Program, and, for our executive officers, under our Incentive Compensation Plan, each of which is intended to provide a means whereby certain of our selected officers and key employees may develop a sense of proprietorship and personal involvement in our development and financial success, and encourage the participants to remain with and devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders.

Incentive Compensation Plan. A significant portion of compensation of our Named Executive Officers comes from awards under our Incentive Compensation Plan. In 2013, this element of our compensation program made a significant portion of the participating executive officer’s annual compensation a function of our attainment of a pre-determined level of EBITDA (as defined below), which helps align their interests with those of our stockholders. Under our Incentive Compensation Plan, the Compensation Committee employs factors that are both quantitative (our attainment of the performance goal discussed below) and qualitative (the Compensation Committee’s assessment of the individual participant’s performance).

Solely for purposes of this calculation, EBITDA is defined, for us and our subsidiaries on a consolidated basis, as an amount equal to consolidated net income (excluding extraordinary gains and extraordinary losses), determined in accordance with United States generally accepted accounting principles, or GAAP, for the applicable period plus or minus, as applicable, the following to the extent deducted in calculating such consolidated net income:

•

plus an amount equal to the sum of all interest, premium payments, debt discount, fees, charges and related expenses of our company and our consolidated subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, for such period;

•	plus or minus the provision for taxes based on income or revenues payable by us and our consolidated subsidiaries for such period;

•	plus the amount of depreciation and amortization expense for such period;

•	minus, without duplication, interest income for such period, as determined in accordance with GAAP; and

•	plus or minus, without duplication, the amount of non-operating income or expenses for such period, all as determined in accordance with GAAP.

Under the Incentive Compensation Plan, our Compensation Committee established an annual performance goal expressed as an amount of budgeted EBITDA for the performance period. For 2013, the Compensation Committee set this amount, in consultation with management, at $1.18 billion. Performance awards for 2013 were determined using a formula established by the Compensation Committee based on the ratio of actual EBITDA for 2013 compared to the average of 2013 budgeted EBITDA and 2012 actual EBITDA. The Compensation Committee determined the amount available for the performance award to each participant by designating a performance rating for each participant expressed as a specified percentage of the participant’s eligible base salary. The performance award is based upon the product of the EBITDA ratio and such available amount, but cannot exceed the lesser of 100% of the participant’s eligible base salary or $1.0 million. Although the amount of a performance award is a function of the actual EBITDA achieved for the performance period, failure to achieve the budgeted EBITDA target does not preclude the payment of an award, but rather has the effect generally of reducing (subject to the cap) the amount that would have been payable if the target had been achieved.

The establishment of a cap, or maximum award, which limits the amount an individual may earn under the Incentive Compensation Plan, is an integral part of the determination of the executive’s overall potential cash compensation, based on the factors described above. Our Incentive Compensation Plan specifies an overall cap which limits the maximum amount payable under this plan to any participant for any performance period to $1.0 million per year. The Compensation Committee also limits the potential for excessive compensation by setting a cap on the percentage of eligible base salary payable under this plan to any participant during any performance period. In addition, the Compensation Committee retains the authority under the Incentive Compensation Plan to reduce an award, a concept called negative discretion, when the Compensation Committee deems appropriate. This allows the Compensation Committee to review and evaluate each participant’s performance in light of the year-end results which, we believe, serves to discourage excessive risk taking.

The annual performance goal and the cap on each participant’s award are established before the end of the first 90 days of the performance year and the decision as to whether to exercise negative discretion and authorize the payment of an award is generally made in the first quarter of the following year, after actual EBITDA for the performance period has been established. In determining whether or not to exercise negative discretion, the Compensation Committee has the ability to reassess the individual’s performance during the performance year or to consider other factors the Compensation Committee deems relevant.

Following determination of our actual EBITDA for 2013, which slightly exceeded budgeted EBITDA for the performance period, the Compensation Committee authorized the incentive compensation awards under the Incentive Compensation Plan. In the exercise of its business judgment, the Compensation Committee exercised its negative discretion to authorize incentive compensation awards under the Incentive Compensation Plan for 2013 in amounts that were less than the maximum amounts available for awards under the terms of the Incentive Compensation Plan. Awards authorized under the Incentive Compensation Plan for 2013 were paid in full in February 2014. Awards paid to the Named Executive Officers under the Incentive Compensation Plan for 2013 are included in the column entitled “Non-Equity Incentive Plan Compensation” on the Summary Compensation Table below.

If any participant under the Incentive Compensation Plan ceases to be employed by us before the end of a performance period (other than due to Retirement, as defined in the plan, death or Disability, as defined in the plan), that participant will not be eligible to receive a bonus award for that performance period unless the Compensation Committee determines that payment of the award is in our best interest. Participants who cease to be employed by us before the end of a performance period due to Retirement, death or Disability will receive an award prorated to the date of cessation of employment.

Management Bonus Program. Under our Management Bonus Program, our Board’s Executive Committee is authorized to establish an annual bonus pool based on the Executive Committee’s evaluation of our company during the year relative to peer companies, the performance of our share price and extraordinary events during the year. The Executive Committee generally establishes the bonus payouts from the bonus pool based upon corporate, group or individual performance, or a combination thereof, or such other subjective criteria as the committee considers appropriate. None of our Named Executive Officers earned awards under the Management Bonus Program for services performed in 2013 but instead earned awards under our Incentive Compensation Plan. Under our current practice, if the Executive Committee recommends an award to an executive officer under the Management Bonus Program, the Compensation Committee reviews and, in its discretion, approves any such award prior to its payment.

Stock-Based Awards. The third principal element of our compensation policy for Named Executive Officers is stock-based awards under our Stock Option Plan. Unlike base salary, bonuses and incentive compensation awards, which are earned and paid based on the annual performance of the individual and our company, awards under the Stock Option Plan generally vest over a period of four years and have a term of ten years. Stock-based awards to the Named Executive Officers are designed to reward them for taking actions that benefit the long-term performance of our company. These awards are also designed to retain the services of executives during the vesting period because the awards will be forfeited in most circumstances if an executive voluntarily leaves our company before the awards vest. As a result, these awards recognize performance over a longer term, encourage executives to continue their employment with us and directly link the value of the awards to appreciation in the price of our common stock. All of these elements further serve to align the executive’s interest with those of our stockholders.

Our current practice is to consider the establishment and granting of stock-based awards to executive officers in the first quarter of each year. In 2013, we established an annual award of SARs in the first quarter but granted the award in four quarterly increments over the course of the year, the first grant being made in April 2013, and the remaining three grants being made in the following July and October and in January 2014. Each grant was made at an exercise or strike price equal to fair market value on the date of grant, which is defined in the Stock Option Plan as the mean between the highest and lowest reported sales price per share of our common stock on the New York Stock Exchange on the trading day immediately preceding the date of grant. For a description of the grants of SARs we made in January 2014, please see note 1 to the “Grants of Plan-Based Awards for 2013” table below.

The Stock Option Plan is administered with respect to our employees by our Board’s Executive Committee, except for any participant under the plan who is then a participant in our Incentive Compensation Plan or is, with respect to our company, a “covered employee” within the meaning of Section 1.162-27(c)(2) of the regulations under the Code or an “officer” of our company as defined in Rule 16a-1(f) under the Exchange Act. For those participants, including all of our executive officers (including all Named Executive Officers), the authority to control and manage the operation and administration of the Stock Option Plan is vested in the Compensation Committee. Our Board of Directors has retained the authority to administer the Stock Option Plan with respect to our non-employee directors and any other eligible grantee under the Stock Option Plan for whom such authority has not been delegated to the Compensation Committee or the Executive Committee. The Board of Directors has also retained plenary authority to amend or terminate the Stock Option Plan.

Our Stock Option Plan provides for the grant of SARs, which constitute the right to receive stock or cash, or a combination of stock and cash, equal in value to the difference between the exercise price of the SAR and the market price of the corresponding amount of common stock on the exercise date. In 2013, we awarded only SARs (payable in stock) to all participants in the Stock Option Plan (including Named Executive Officers). This practice reduces the potential for dilution as the maximum number of shares issuable upon the exercise of SARs is less than the number of shares issuable upon the exercise of an equivalent number of stock options. The number of SARs granted to each of our Named Executive Officers has remained consistent over the past three years.

Our Stock Option Plan requires an anti-dilution adjustment upon the occurrence of certain corporate transactions including, among others, an extraordinary cash dividend. Under our current practice, following our declaration of a special cash dividend, in accordance with the terms of our Stock Option Plan the Compensation Committee approves a payment of cash in the amount of such special cash dividend per outstanding and unexercised stock option and/or SAR as an anti-dilution adjustment to all executive officers who are participants in the Stock Option Plan (including Named Executive Officers) who held stock options and/or SARs that were outstanding as of the record date for such special cash dividend. On the payment date for such special cash dividend, we pay the participant the anti-dilution adjustment payment with respect to stock options and SARs that were held and vested on the record date for such special cash dividend. With respect to stock options and SARs that were outstanding but not yet vested as of the record date for such special cash dividend, we pay the participant the anti-dilution adjustment payment with respect to such stock options and SARs during the year after they vest. Accordingly, during 2013 we made four such payments, each in the amount of $0.75 per outstanding and unexercised stock option and/or SAR that was held and vested as of February 19, May 7, August 6 and November 5, 2013, in addition to payments of anti-dilution adjustments for previously unvested stock options or SARs that vested in 2013.

Employment Agreements and Severance Arrangements. We have entered into employment agreements with each of our Named Executive Officers. Each agreement specifies a base salary level and provides that the executive will be entitled to participate in our employee benefit and compensation programs, plans and policies (such as bonus compensation, retirement plans and stock plans, among others) on the same basis as other executive employees. The employment agreements with our Named Executive Officers contain no provision for payment upon a change in control, nor do such agreements require us to provide any perquisites. In addition, in September 2013 we entered into a Retirement Agreement and General Release with Lawrence R. Dickerson, our former President and Chief Executive Officer, as discussed below.

We recognize that it may be difficult upon termination for senior management to find comparable employment within a short period of time. Accordingly, each Named Executive Officer party to an employment agreement with us is entitled to certain severance payments if his employment agreement is terminated under specified circumstances. Specifically, if during the term of the employment agreement we terminate the executive without Cause, or as a result of his death or Disability, or if the executive terminates the employment agreement for Good Reason, in addition to the benefits executive employees receive generally (including all accrued but unpaid base salary, accrued and unpaid expense reimbursements and other cash entitlements and, except as otherwise previously requested by the executive, the amount of any accrued and unpaid compensation, as well as unpaid amounts under applicable plans, policies and programs), the executive generally is entitled to continuation of his base salary for the remaining term of the employment agreement or 24 months, whichever is greater (payable as a lump sum in the event of his death); continuation of insurance benefits (medical, dental, life and disability) for him and his family for the remaining term of the employment agreement or two years, whichever is greater, or until he becomes eligible for comparable coverage by a subsequent employer; any unexercised and/or unvested stock option grant or equivalent (SARs paid in stock) held by the executive upon termination of employment will be fully vested on the date of termination and be eligible for exercise as provided for in the applicable plan; and customary outplacement services commensurate with his position, which will not exceed 12 months or $25,000. The terms “Cause,” “Disability” and “Good Reason” are defined in each executive’s employment agreement.

Employee Benefits. Our Named Executive Officers also participate in benefit programs available to salaried employees generally, including our Retirement Plan described below and medical, dental, life and disability insurance plans. Additional benefits paid to the Named Executive Officers are discussed below.

We maintain a defined contribution plan, which we refer to as the Retirement Plan, designed to qualify under Section 401(k) of the Code. In 2013, pursuant to the Retirement Plan we contributed 4% of the participant’s defined compensation and we matched 100% of the first 6% of each participant’s compensation contributed. Our contributions to the Retirement Plan are subject to annual review and adjustment. Participants are fully vested in the employer match immediately upon enrollment in the plan and subject to a three year cliff vesting period for the profit sharing contribution. Participants may use up to 25% of the amount of such contributions to the Retirement Plan to purchase shares of our common stock. In addition, under our Amended and Restated Supplemental Executive Retirement Plan, or the Supplemental Executive Retirement Plan, we contribute to participants any portion of the applicable percentage of the base salary contribution and the matching contribution to the Retirement Plan that cannot be contributed because of the limitations within the Code. Participants in this plan are a select group of our management or highly compensated employees, including the Named Executive Officers, and are fully vested in all amounts paid into the plan. We also make contributions for group term life insurance, spouse/dependent life insurance, and long-term disability insurance for executive officers, including our Named Executive Officers, as indicated in the Summary Compensation Table below.

2013 “Say-on-Pay” Advisory Vote on Executive Compensation. Our stockholders approved a non-binding advisory “say-on-pay” proposal at our 2013 annual meeting with almost 99% of the votes cast voting in favor of that proposal. The Compensation Committee has taken into account and considered the results of the 2013 annual advisory “say-on-pay” vote. The Compensation Committee also considers numerous other factors in evaluating our executive compensation program, as discussed in this Compensation Discussion and Analysis. While each of these factors informed the Compensation Committee’s decisions regarding our Named Executive Officers’ compensation, the Compensation Committee did not implement changes to our executive compensation program as a result of the stockholder advisory vote.

Deductibility of Compensation for Tax Purposes. Under the Code, the amount of compensation paid to or accrued for our Named Executive Officers which may be deductible by us for federal income tax purposes is limited to $1.0 million per person per year, except that compensation which is considered to be “performance-based” under the Code and the applicable regulations is excluded for purposes of calculating the amount of compensation. To the extent that our compensation policy can be implemented in a manner which maximizes the deductibility of the compensation we pay, our policy has been to seek to do so. Accordingly, we have designed both our Stock Option Plan and the Incentive Compensation Plan so that compensation in the form of awards or grants made under either plan will be considered to be “performance-based” under the applicable provisions of the Code.

Mr. Dickerson’s Retirement Agreement. On September 23, 2013, we entered into a Retirement Agreement and General Release with Lawrence R. Dickerson, our former President and Chief Executive Officer, in connection with his announcement of his retirement. The agreement provides for, among other things, continuation of his then-current base salary for 24 months after retirement, payment of premiums for medical insurance for two years, acceleration of all unvested SARs (which remain exercisable until the earlier of the three-year anniversary of Mr. Dickerson’s retirement date and the ten-year anniversary of the date of grant), payment of an incentive compensation award for 2013 in the amount of $535,000 and a prorated portion of such amount for 2014. The agreement also provides for eligibility for a retirement bonus, in the sole discretion of our Board of Directors, and a non-competition covenant.

COMPENSATION COMMITTEE REPORT

In fulfilling its responsibilities, our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Paul G. Gaffney II, Chairman

Edward Grebow

Raymond S. Troubh

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Paul G. Gaffney II, Edward Grebow and Raymond S. Troubh, each of whom is an Independent Director and, consequently, none of whom is or has been an officer or employee of our company. During 2013, none of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions) or as a member of the board of directors of another entity, one of whose executive officers served on our Compensation Committee. In addition, during 2013 none of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on our Board of Directors.

Equity Compensation Plan Information

The following table provides information regarding securities authorized for issuance under our equity compensation plan as of December 31, 2013:

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	600,470	$78.22	575,372
Equity compensation plans not approved by security holders	—	—	—

Total	600,470	$78.22	575,372

(1)

The number of shares included with respect to stock options and SARs granted under our Stock Option Plan is the number of shares of our common stock that would have been issued had the stock options and SARs been exercised, based on the fair market value per share ($56.58) of our common stock, determined in accordance with the terms of our Stock Option Plan, on December 31, 2013.

EXECUTIVE COMPENSATION

The following table shows information for the years ended December 31, 2013, 2012 and 2011 regarding the compensation of our former Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated executive officers as of December 31, 2013, whom we refer to collectively as the Named Executive Officers, for service in all capacities with our company and our subsidiaries.

Summary Compensation Table

Name and Position	Year	Salary	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Lawrence R. Dickerson	2013	$928,000	$227,220	$535,000	$573,799	$2,264,019
Former President and	2012	901,750	428,304	535,000	504,060	2,369,114
Chief Executive Officer (4)	2011	869,000	403,917	560,000	434,170	2,267,087

Gary T. Krenek	2013	436,770	80,789	235,000	201,159	953,718
Chief Financial Officer and	2012	409,917	152,286	200,000	175,669	937,872
Senior Vice President	2011	396,250	143,615	210,000	149,181	899,046

Lyndol L. Dew	2013	448,673	80,789	235,000	199,751	964,213
Senior Vice President—	2012	421,417	152,286	200,000	174,221	947,924
Worldwide Operations	2011	407,750	143,615	210,000	147,680	909,045

William C. Long	2013	449,708	80,789	240,000	231,232	1,001,729
Senior Vice President,	2012	422,417	152,286	210,000	205,709	990,412
General Counsel & Secretary	2011	407,000	143,615	260,000	179,017	989,632

John M. Vecchio	2013	567,698	121,184	345,000	255,845	1,289,727
Executive Vice President	2012	533,083	228,429	295,000	217,860	1,274,372
	2011	513,583	215,423	310,000	178,855	1,217,861

(1)

These amounts represent the aggregate grant date fair value of these awards pursuant to our Stock Option Plan through December 31, 2013 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of dollar amounts of the 2013 awards are included in Note 3 to our audited consolidated financial statements for the fiscal year ended December 31, 2013 included in our Annual Report on Form 10-K filed with the Commission on February 24, 2014.

(2)	These amounts represent amounts paid under our Incentive Compensation Plan.
(3)	These amounts represent company contributions and are detailed in the following table.
(4)	On March 3, 2014, Mr. Dickerson retired as an officer and director of our company.

All Other Compensation Table for 2013

Name and Position	Retirement Plan	Retirement Plan Matching	Insurance	Supplemental Executive Retirement Plan	Anti- Dilution Adjustment for Special Dividends	Total
Lawrence R. Dickerson	$10,200	$15,300	$10,322	$78,126	$459,851	$573,799
Former President and
Chief Executive Officer

Gary T. Krenek	10,200	15,300	4,233	18,702	152,724	201,159
Chief Financial Officer and
Senior Vice President

Lyndol L. Dew	10,200	15,300	4,233	19,826	150,192	199,751
Senior Vice President—
Worldwide Operations

William C. Long	10,200	15,300	4,233	19,987	181,512	231,232
Senior Vice President,
General Counsel & Secretary

John M. Vecchio	10,200	15,300	4,233	32,612	193,500	255,845
Executive Vice President

Employment Agreements

As discussed further in our “Compensation Discussion and Analysis” above, we maintain employment agreements with each of our Named Executive Officers. The following table shows the current annual base salaries for the Named Executive Officers under the employment agreements (other than Mr. Dickerson, who retired on March 3, 2014).

Named Executive Officer	Current Base Salary
Gary T. Krenek	$436,800
Lyndol L. Dew	448,700
William C. Long	449,700
John M. Vecchio	567,700

The base salary under each employment agreement is subject to upward adjustment from time to time in accordance with its terms and subject to our compensation policies. Each employment agreement provided for an initial term through December 31, 2009 (or, in the case of Mr. Dickerson, through September 30, 2009) and is automatically extended for successive one-year periods thereafter. Each agreement previously provided for bonus eligibility, including target bonus amounts, for each Named Executive Officer, but these provisions are no longer in effect. The employment agreements with our Named Executive Officers contain no provision for payment upon a change in control, nor do such agreements require us to provide any perquisites. Additional terms of the employment agreements are discussed above in our “Compensation Discussion and Analysis” under the heading “Employment Agreements and Severance Arrangements.” With respect to Mr. Dickerson, who retired on March 3, 2014, please see our “Compensation Discussion and Analysis” under the heading “Mr. Dickerson’s Retirement Agreement.”

Nonqualified Deferred Compensation

The following table sets forth certain information for the Named Executive Officers as of December 31, 2013 and for the year then ended with respect to nonqualified deferred compensation.

Nonqualified Deferred Compensation for 2013

Name	Registrant Contributions in 2013 (1)	Aggregate Earnings in 2013 (2)	Aggregate Withdrawals/ Distributions in 2013 (3)	Aggregate Balance at December 31, 2013 (4)
Lawrence R. Dickerson	$527,151	$10,828	$480,065	$924,057
Gary T. Krenek	169,670	1,756	159,912	202,112
Lyndol L. Dew	168,295	1,723	157,380	200,779
William C. Long	199,715	1,783	188,700	204,465
John M. Vecchio	223,170	2,942	190,719	321,973

(1)

These amounts include contributions under our Supplemental Executive Retirement Plan in the following amounts: Mr. Dickerson, $67,300; Mr. Krenek, $16,946; Mr. Dew, $18,103; Mr. Long, $18,203; and Mr. Vecchio, $29,670. Our contributions under this plan are further described in our Compensation Discussion and Analysis above under the heading “Employee Benefits.” These amounts also include amounts payable pursuant to anti-dilution adjustments under the terms of our Stock Option Plan based on unexercised vested and unvested option and/or SAR awards outstanding as of February 19, May 7, August 6 and November 5, 2013, in the following amounts: Mr. Dickerson, $459,851; Mr. Krenek, $152,724; Mr. Dew, $150,192; Mr. Long, $181,512; and Mr. Vecchio, $193,500. These contributions are also reported in the “All Other Compensation” column of the Summary Compensation Table and in the “Supplemental Executive Retirement Plan” and “Anti-Dilution Adjustment for Special Dividends” columns, respectively, of the All Other Compensation Table for 2013.

(2)

These amounts represent interest earned on contributions under our Supplemental Executive Retirement Plan. These amounts are also reported in the “All Other Compensation” column of the Summary Compensation Table. These earnings were calculated by applying a fixed interest rate based on the annual yield on 10-year U.S. Treasury Securities to current year and deferred contributions.

(3)

These amounts represent payments made in 2013 pursuant to anti-dilution adjustments under the terms of our Stock Option Plan on unexercised vested option and/or SAR awards outstanding as of February 19, May 7, August 6 and November 5, 2013 and payments for accrued anti-dilution adjustments after awards vested in 2013.

(4)

These amounts represent the aggregate balances as of December 31, 2013 for each of the Named Executive Officers pursuant to our Supplemental Executive Retirement Plan and the amount payable pursuant to anti-dilution adjustments under the terms of our Stock Option Plan. The deferred balances related to our Supplemental Executive Retirement Plan were reported in the Summary Compensation Table in each contribution year. The deferred balances related to the amounts payable pursuant to the anti-dilution adjustments under the terms of our Stock Option Plan are reported in the “All Other Compensation” column of the Summary Compensation Table and in the “Anti-Dilution Adjustment for Special Dividends” column of the All Other Compensation Table in the year in which such anti-dilution adjustments are made, irrespective of when they are paid.

Potential Payments Upon Termination

We recognize that it may be difficult upon termination for senior management to find comparable employment within a short period of time. We structured the material terms and payment provisions of the termination arrangements for our Named Executive Officers in a manner consistent with our compensation philosophy and the objectives of our executive compensation program, which is designed to enable us to attract and retain highly qualified executive officers and motivate them to provide a high level of performance for our stockholders. In determining these termination arrangements, we have considered our historical compensation policies and practices as they have developed over time, national surveys of executive compensation at comparably sized companies in the energy industry and the executive compensation programs of various companies engaged in businesses similar to ours (although we do not benchmark our compensation to any particular group of companies), as well as applicable tax and accounting impacts of executive compensation. See “Compensation Discussion and Analysis.”

As discussed further under “Employment Agreements” above, we maintain employment agreements with each of our Named Executive Officers. If during the term of his employment agreement we terminate a Named Executive Officer without Cause, or as a result of his death or Disability, or if the Named Executive Officer terminates the employment agreement for Good Reason, in addition to the benefits executive employees receive generally, as well as unpaid amounts under applicable plans, policies and programs, the Named Executive Officer generally is entitled to:

•	continuation of his base salary for the remaining term of the employment agreement or 24 months, whichever is greater (payable as a lump sum in the event of his death);

•

continuation of insurance benefits (medical, dental, life and disability) for him and his family for the remaining term of the employment agreement or two years, whichever is greater, or until he becomes eligible for comparable coverage by a subsequent employer;

•	accelerated vesting of any unvested stock option grant or equivalent (SARs paid in stock) held by the Named Executive Officer upon termination of employment; and

•	customary outplacement services commensurate with his position, which will not exceed 12 months or $25,000.

The terms “Cause,” “Disability” and “Good Reason” are defined in each Named Executive Officer’s employment agreement (and, with respect to Mr. Dickerson, in the Retirement Agreement and General Release that we entered into with him in September 2013). The employment agreements with our Named Executive Officers contain no provision for payment upon a change in control.

Each employment agreement also contains a covenant with respect to confidentiality applicable at any time during or after the term of the employment agreement and a covenant not to solicit certain of our officers or employees for a period of two years after the termination of the Named Executive Officer’s employment. In addition, as a condition to receiving the severance payments and benefits described below, the Named Executive Officer (or, if deceased or disabled, his estate or legal guardian) must execute a release of claims relating to or arising out of his employment with, and termination of employment from, our company.

The tables below reflect the amount of compensation payable to each of our Named Executive Officers in the event of termination of such executive’s employment. The amount of compensation payable to each Named Executive Officer upon involuntary termination without Cause, death or Disability of the executive, voluntary termination for Good Reason, voluntary termination without Good Reason, and involuntary termination for Cause is shown below. The amounts shown assume that such termination took place on December 31, 2013. Under all these circumstances, each Named Executive Officer is entitled to receive, to the extent not previously paid, his base salary through the date of termination, the amount of any compensation accrued as of the date of termination (except as otherwise previously requested by the Named Executive Officer) and any expense reimbursements and any other cash entitlements accrued as of the date of termination. The amount of any unpaid base salary through the date of termination is not included in the total amounts shown below.

The following table describes the potential payments upon termination for Mr. Lawrence R. Dickerson, our former President and Chief Executive Officer. Although Mr. Dickerson retired on March 3, 2014, the following table assumes that his termination took place on December 31, 2013, giving effect to the applicable provisions of the Retirement Agreement and General Release that we entered into with Mr. Dickerson in September 2013, which we refer to below as the Retirement Agreement. The Retirement Agreement replaced certain provisions of Mr. Dickerson’s employment agreement, and provides that if we had terminated Mr. Dickerson without Cause (as defined in the Retirement Agreement) or due to his death or Disability (as defined in his employment agreement), Mr. Dickerson (or his estate) would have received the retirement benefits specified in the Retirement Agreement.

Executive Benefits & Payments Upon Termination	Involuntary Termination Without Cause		Death or Disability		Retirement Pursuant to Retirement Agreement		Voluntary Termination Not Pursuant to Retirement Agreement		Involuntary Termination for Cause
Compensation:
Base Salary ($928,000) (1)	$1,856,000		$1,856,000		$1,856,000		$—		$—
Annual Incentive Compensation	535,000	(2)	535,000	(2)	535,000	(2)	535,000	(3)	—
Unvested & Accelerated SARs (4)	3,600		3,600		3,600		—		—
Benefits:
Post-Termination Health Care (5)	41,028		41,028		41,028		—		—
Life and Disability Insurance Coverages	20,644		20,644		20,644		—		—
Supplemental Executive Retirement Plan	691,163		691,163		691,163		691,163		691,163
Anti-Dilution Adjustments for Special Dividends (6)	232,894		232,894		232,894		—		—
Total (7):	$3,380,329		$3,380,329		$3,380,329		$1,226,163		$691,163

(1)	This severance is payable not less frequently than in equal monthly installments following termination.
(2)	This amount is payable in a lump sum in accordance with the Retirement Agreement and our Incentive Compensation Plan.
(3)

This amount is payable in a lump sum under our Incentive Compensation Plan (based on the actual performance award paid for 2013), and assumes that Mr. Dickerson’s employment terminated on December 31, 2013, when Mr. Dickerson was over age 60, due to Retirement (as defined in our Incentive Compensation Plan). Participants in the Incentive Compensation Plan who cease to be employed by us before the end of a performance period due to Retirement (as defined in the plan) at or after age 60 will receive a performance award that is prorated to the date of cessation of employment but based upon the Performance-Based Amount (as defined in the plan) for the entire performance period.

(4)

All unvested SARs held by Mr. Dickerson would vest on the date of termination and be eligible for exercise as provided for in the Stock Option Plan until the earlier of the three-year anniversary of Mr. Dickerson’s retirement date and the ten-year anniversary of the date of grant. The amounts shown represent the value of newly vested SARs that would have been in-the-money under the foregoing assumptions, calculated by multiplying the number of accelerated in-the-money SARs by the difference between the exercise price and the closing price ($56.92) per share of our common stock on December 31, 2013.

(5)	This value is based on the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, rate for coverage that continues for 24 months.
(6)

This is the amount payable pursuant to anti-dilution adjustments under the terms of our Stock Option Plan based on unvested option and/or SAR awards outstanding, assuming all such awards become fully vested on the date of termination.

(7)

The Retirement Agreement provides the Mr. Dickerson is eligible for a retirement bonus in an amount not to exceed $1.5 million in the sole discretion of our Board of Directors. This total assumes that no such bonus was paid.

Mr. Dickerson retired effective March 3, 2014 and began receiving benefits pursuant to his Retirement Agreement, including a prorated incentive compensation award in the amount of $93,564, an anti-dilution adjustment for special dividends in the amount of $275,083 with respect to unvested SARs that were accelerated due to his retirement, and a retirement bonus in the amount of $1 million that was awarded on March 28, 2014. See our “Compensation Discussion and Analysis” under the heading “Mr. Dickerson’s Retirement Agreement.”

The following table describes the potential payments upon termination for Mr. Gary T. Krenek, our Chief Financial Officer and Senior Vice President.

Executive Benefits & Payments Upon Termination	Involuntary Termination Without Cause	Death or Disability		Voluntary Termination for Good Reason	Voluntary Termination Without Good Reason	Involuntary Termination for Cause
Compensation:
Base Salary ($436,800) (1)	$873,600	$873,600		$873,600	$—	$—
Annual Incentive Compensation	—	235,000	(2)	—	—	—
Unvested & Accelerated SARs (3)	1,280	1,280		1,280	—	—
Benefits:
Post-Termination Health Care (4)	30,674	30,674		30,674	—	—
Life and Disability Insurance Coverages	8,466	8,466		8,466	—	—
Supplemental Executive Retirement Plan	119,299	119,299		119,299	119,299	119,299
Anti-Dilution Adjustments for Special Dividends (5)	82,813	82,813		82,813	—	—
Outplacement Services (6)	25,000	25,000		25,000	—	—
Total:	$1,141,132	$1,376,132		$1,141,132	$119,299	$119,299

(1)	This severance is payable not less frequently than in equal monthly installments following termination or, in the case of the Named Executive Officer’s death, in a lump sum.
(2)

This amount is payable in a lump sum under our Incentive Compensation Plan (based on the actual performance award paid for 2013). Participants in the Incentive Compensation Plan who cease to be employed by us before the end of a performance period, other than due to Retirement (as defined in the plan) at or after age 60, death or Disability (as defined in the plan), generally are not eligible to receive a performance award for the performance period in which such termination of employment occurs. Participants who cease to be employed by us before the end of a performance period due to Retirement (as defined in the plan) at or after age 60, death or Disability (as defined in the plan) will receive a performance award that is prorated to the date of cessation of employment but based upon the Performance-Based Amount (as defined in the plan) for the entire performance period.

(3)

Any unvested stock option grant or equivalent (SARs paid in stock) held by the Named Executive Officer upon involuntary termination without Cause, death or Disability of the Named Executive Officer or voluntary termination for Good Reason will be fully vested on the date of termination and eligible for exercise as provided for in the Stock Option Plan. The amounts shown represent the value of newly vested SARs that would have been in-the-money under the foregoing assumptions, calculated by multiplying the number of accelerated in-the-money SARs by the difference between the exercise price and the closing price ($56.92) per share of our common stock on December 31, 2013.

(4)	This value is based on the COBRA rate and assumes that coverage continues for 24 months.
(5)

This is the amount payable pursuant to anti-dilution adjustments under the terms of our Stock Option Plan based on unvested option and/or SAR awards outstanding, assuming all such awards become fully vested on the date of termination.

(6)	This assumes the maximum payment under this obligation.

The following table describes the potential payments upon termination for Mr. Lyndol L. Dew, our Senior Vice President—Worldwide Operations.

Executive Benefits & Payments Upon Termination	Involuntary Termination Without Cause	Death or Disability		Voluntary Termination for Good Reason	Voluntary Termination Without Good Reason	Involuntary Termination for Cause
Compensation:
Base Salary ($448,700) (1)	$897,400	$897,400		$897,400	$—	$—
Annual Incentive Compensation	—	235,000	(2)	—	—	—
Unvested & Accelerated SARs (3)	1,280	1,280		1,280	—	—
Benefits:
Post-Termination Health Care (4)	30,674	30,674		30,674	—	—
Life and Disability Insurance Coverages	8,466	8,466		8,466	—	—
Supplemental Executive Retirement Plan	117,966	117,966		117,966	117,966	117,966
Anti-Dilution Adjustments for Special Dividends (5)	82,813	82,813		82,813	—	—
Outplacement Services (6)	25,000	25,000		25,000	—	—
Total:	$1,163,599	$1,398,599		$1,163,599	$117,966	$117,966

(1)	This severance is payable not less frequently than in equal monthly installments following termination or, in the case of the Named Executive Officer’s death, in a lump sum.
(2)

This amount is payable in a lump sum under our Incentive Compensation Plan (based on the actual performance award paid for 2013). Participants in the Incentive Compensation Plan who cease to be employed by us before the end of a performance period, other than due to Retirement (as defined in the plan) at or after age 60, death or Disability (as defined in the plan), generally are not eligible to receive a performance award for the performance period in which such termination of employment occurs. Participants who cease to be employed by us before the end of a performance period due to Retirement (as defined in the plan) at or after age 60, death or Disability (as defined in the plan) will receive a performance award that is prorated to the date of cessation of employment but based upon the Performance-Based Amount (as defined in the plan) for the entire performance period.

(3)

Any unvested stock option grant or equivalent (SARs paid in stock) held by the Named Executive Officer upon involuntary termination without Cause, death or Disability of the Named Executive Officer or voluntary termination for Good Reason will be fully vested on the date of termination and eligible for exercise as provided for in the Stock Option Plan. The amounts shown represent the value of newly vested SARs that would have been in-the-money under the foregoing assumptions, calculated by multiplying the number of accelerated in-the-money SARs by the difference between the exercise price and the closing price ($56.92) per share of our common stock on December 31, 2013.

(4)	This value is based on the COBRA rate and assumes that coverage continues for 24 months.
(5)

This is the amount payable pursuant to anti-dilution adjustments under the terms of our Stock Option Plan based on unvested option and/or SAR awards outstanding, assuming all such awards become fully vested on the date of termination.

(6)	This assumes the maximum payment under this obligation.

The following table describes the potential payments upon termination for Mr. William C. Long, our Senior Vice President, General Counsel & Secretary.

Executive Benefits & Payments Upon Termination	Involuntary Termination Without Cause	Death or Disability		Voluntary Termination for Good Reason	Voluntary Termination Without Good Reason	Involuntary Termination for Cause
Compensation:
Base Salary ($449,700) (1)	$899,400	$899,400		$899,400	$—	$—
Annual Incentive Compensation	—	240,000	(2)	—	—	—
Unvested & Accelerated SARs (3)	1,280	1,280		1,280	—	—
Benefits:
Post-Termination Health Care (4)	41,028	41,028		41,028	—	—
Life and Disability Insurance Coverages	8,466	8,466		8,466	—	—
Supplemental Executive Retirement Plan	121,652	121,652		121,652	121,652	121,652
Anti-Dilution Adjustments for Special Dividends (5)	82,813	82,813		82,813	—	—
Outplacement Services (6)	25,000	25,000		25,000	—	—
Total:	$1,179,639	$1,419,639		$1,179,639	$121,652	$121,652

(1)	This severance is payable not less frequently than in equal monthly installments following termination or, in the case of the Named Executive Officer’s death, in a lump sum.
(2)

This amount is payable in a lump sum under our Incentive Compensation Plan (based on the actual performance award paid for 2013). Participants in the Incentive Compensation Plan who cease to be employed by us before the end of a performance period, other than due to Retirement (as defined in the plan) at or after age 60, death or Disability (as defined in the plan), generally are not eligible to receive a performance award for the performance period in which such termination of employment occurs. Participants who cease to be employed by us before the end of a performance period due to Retirement (as defined in the plan) at or after age 60, death or Disability (as defined in the plan) will receive a performance award that is prorated to the date of cessation of employment but based upon the Performance-Based Amount (as defined in the plan) for the entire performance period.

(3)

Any unvested stock option grant or equivalent (SARs paid in stock) held by the Named Executive Officer upon involuntary termination without Cause, death or Disability of the Named Executive Officer or voluntary termination for Good Reason will be fully vested on the date of termination and eligible for exercise as provided for in the Stock Option Plan. The amounts shown represent the value of newly vested SARs that would have been in-the-money under the foregoing assumptions, calculated by multiplying the number of accelerated in-the-money SARs by the difference between the exercise price and the closing price ($56.92) per share of our common stock on December 31, 2013.

(4)	This value is based on the COBRA rate and assumes that coverage continues for 24 months.
(5)

This is the amount payable pursuant to anti-dilution adjustments under the terms of our Stock Option Plan based on unvested option and/or SAR awards outstanding, assuming all such awards become fully vested on the date of termination.

(6)	This assumes the maximum payment under this obligation.

The following table describes the potential payments upon termination for Mr. John M. Vecchio, our Executive Vice President.

Executive Benefits & Payments Upon Termination	Involuntary Termination Without Cause	Death or Disability		Voluntary Termination for Good Reason		Voluntary Termination Without Good Reason		Involuntary Termination for Cause
Compensation:
Base Salary ($567,700) (1)	$1,135,400	$1,135,400		$1,135,400		$—		$—
Annual Incentive Compensation	—	345,000	(2)	345,000	(3)	345,000	(3)	—
Unvested & Accelerated SARs (4)	1,920	1,920		1,920		—		—
Benefits:
Post-Termination Health Care (5)	30,674	30,674		30,674		—		—
Life and Disability Insurance Coverages	8,466	8,466		8,466		—		—
Supplemental Executive Retirement Plan	197,754	197,754		197,754		197,754		197,754
Anti-Dilution Adjustments for Special Dividends (6)	124,219	124,219		124,219		—		—
Outplacement Services (7)	25,000	25,000		25,000		—		—
Total:	$1,523,433	$1,868,433		$1,868,433		$542,754		$197,754

(1)	This severance is payable not less frequently than in equal monthly installments following termination or, in the case of the Named Executive Officer’s death, in a lump sum.
(2)

This amount is payable in a lump sum under our Incentive Compensation Plan (based on the actual performance award paid for 2013). Participants in the Incentive Compensation Plan who cease to be employed by us before the end of a performance period, other than due to Retirement (as defined in the plan) at or after age 60, death or Disability (as defined in the plan), generally are not eligible to receive a performance award for the performance period in which such termination of employment occurs. Participants who cease to be employed by us before the end of a performance period due to Retirement (as defined in the plan) at or after age 60, death or Disability (as defined in the plan) will receive a performance award that is prorated to the date of cessation of employment but based upon the Performance-Based Amount (as defined in the plan) for the entire performance period.

(3)

This amount is payable in a lump sum under our Incentive Compensation Plan (based on the actual performance award paid for 2013), and assumes that Mr. Vecchio’s employment terminated on December 31, 2013, when Mr. Vecchio was over age 60, due to Retirement (as defined in our Incentive Compensation Plan). Participants in the Incentive Compensation Plan who cease to be employed by us before the end of a performance period due to Retirement (as defined in the plan) at or after age 60 will receive a performance award that is prorated to the date of cessation of employment but based upon the Performance-Based Amount (as defined in the plan) for the entire performance period.

(4)

Any unvested stock option grant or equivalent (SARs paid in stock) held by the Named Executive Officer upon involuntary termination without Cause, death or Disability of the Named Executive Officer or voluntary termination for Good Reason will be fully vested on the date of termination and eligible for exercise as provided for in the Stock Option Plan. The amounts shown represent the value of newly vested SARs that would have been in-the-money under the foregoing assumptions, calculated by multiplying the number of accelerated in-the-money SARs by the difference between the exercise price and the closing price ($56.92) per share of our common stock on December 31, 2013.

(5)	This value is based on the COBRA rate and assumes that coverage continues for 24 months.
(6)

This is the amount payable pursuant to anti-dilution adjustments under the terms of our Stock Option Plan based on unvested option and/or SAR awards outstanding, assuming all such awards become fully vested on the date of termination.

(7)	This assumes the maximum payment under this obligation.

STOCK OPTION PLAN

Our Stock Option Plan authorizes the issuance of options and/or SARs to acquire up to 1,500,000 shares of our common stock, of which 899,530 shares had been issued as of December 31, 2013. Stock options have a maximum term of ten years, subject to earlier termination under certain conditions, and, unless otherwise specified by the Board, Executive Committee or Compensation Committee at the time of the grant, vest in four equal, annual installments over four years. SARs have a maximum term of ten years, subject to earlier termination under certain conditions, and vest as specified at the time of the grant by the Board, Executive Committee or Compensation Committee. During 2013, 233,625 SARs were granted under the Stock Option Plan.

The following table shows information regarding awards granted to each of our Named Executive Officers under our Stock Option Plan and amounts earned by each of our Named Executive Officers under our Incentive Compensation Plan during the year ended December 31, 2013.

Grants of Plan-Based Awards for 2013

Name	Grant Date	Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		All Other Option/SAR Awards: Number of Securities Underlying Options (1)	Exercise or Base Price of Option/SAR Awards (2)	Closing Market Price on Date of Grant	Grant Date Fair Value of Stock and Option/SAR Awards (3)
			Maximum
Lawrence R. Dickerson	4/01/13	3/19/13			5,625	$69.71	$69.22	$82,696
	7/01/13	3/19/13			5,625	68.62	68.78	75,615
	10/01/13	3/19/13			5,625	62.31	62.41	68,909
			$928,000	(4)
Gary T. Krenek	4/01/13	3/19/13			2,000	69.71	69.22	29,403
	7/01/13	3/19/13			2,000	68.62	68.78	26,885
	10/01/13	3/19/13			2,000	62.31	62.41	24,501
			$436,800	(4)
Lyndol L. Dew	4/01/13	3/19/13			2,000	69.71	69.22	29,403
	7/01/13	3/19/13			2,000	68.62	68.78	26,885
	10/01/13	3/19/13			2,000	62.31	62.41	24,501
			$448,700	(4)
William C. Long	4/01/13	3/19/13			2,000	69.71	69.22	29,403
	7/01/13	3/19/13			2,000	68.62	68.78	26,885
	10/01/13	3/19/13			2,000	62.31	62.41	24,501
			$449,700	(4)
John M. Vecchio	4/01/13	3/19/13			3,000	69.71	69.22	44,104
	7/01/13	3/19/13			3,000	68.62	68.78	40,328
	10/01/13	3/19/13			3,000	62.31	62.41	36,751
			$567,700	(4)

(1)

These amounts represent awards of SARs granted under our Stock Option Plan. In 2013 our Compensation Committee established an annual award in March authorizing the award of SARs to our executive officers in four increments over the succeeding year. The fourth increment was granted on January 2, 2014. These SARs vest with respect to 25% of the total number of securities underlying each grant on an annual basis commencing on the anniversary of the first grant date of the year. Please read our “Compensation Discussion and Analysis” above under the heading “Stock-Based Awards” for more information concerning awards under our Stock Option Plan. The following table shows information regarding awards of SARs granted to each of our Named Executive Officers under our Stock Option Plan on January 2, 2014.

Name	Grant Date	Action Date	All Other Option/SAR Awards: Number of Securities Underlying Options	Exercise or Base Price of Option/SAR Awards (2)	Closing Market Price on Date of Grant	Grant Date Fair Value of Stock and Option/SAR Awards (3)
Lawrence R. Dickerson	1/02/14	3/19/13	5,625	$56.55	$56.12	$37,221
Gary T. Krenek	1/02/14	3/19/13	2,000	56.55	56.12	13,234
Lyndol L. Dew	1/02/14	3/19/13	2,000	56.55	56.12	13,234
William C. Long	1/02/14	3/19/13	2,000	56.55	56.12	13,234
John M. Vecchio	1/02/14	3/19/13	3,000	56.55	56.12	19,851

(2)

The exercise prices were calculated in accordance with our Stock Option Plan by averaging the high and low sales prices of our common stock as traded on The New York Stock Exchange on the trading day immediately preceding the grant date.

(3)	Represents the maximum fair value of each equity award recognizable in accordance with FASB ASC Topic 718 and does not include any estimates of forfeitures for service-based vesting.
(4)

These amounts represent the maximum awards established under our Incentive Compensation Plan for 2013, which were also the amounts payable (subject to the exercise of negative discretion by the Compensation Committee) if the performance target under the Incentive Compensation Plan for 2013 was reached. The actual amounts paid for 2013, which were authorized for payment by our Compensation Committee in January 2013, are reported in the Summary Compensation Table above under the heading “Non-Equity Incentive Plan Compensation.” Awards under our Incentive Compensation Plan are not subject to thresholds. Please read our “Compensation Discussion and Analysis” above, under the heading “Incentive Compensation Plan,” for more information concerning awards under our Incentive Compensation Plan.

The following table shows information regarding awards granted to each of our Named Executive Officers under our Stock Option Plan that were outstanding as of December 31, 2013. All awards with expiration dates prior to January 2016 represent stock options, and all awards with expiration dates during or after January 2016 represent SARs.

Outstanding Equity Awards at Fiscal Year-End for 2013

	Option/SAR Awards (1)

Name	Number of Securities Underlying Unexer- cised Options/SARs Exercisable	Number of Securities Underlying Unexer- cised Options/SARs Unexercisable	Option/SAR Exercise Price	Option/SAR Expiration Date
Lawrence R. Dickerson	4,219	—	$92.67	4/27/2016
	4,219	—	83.44	7/03/2016
	1,407	—	71.87	10/02/2016
	1,407	—	79.77	12/31/2016
	5,625	—	81.42	4/02/2017
	5,625	—	101.97	7/02/2017
	5,625	—	114.21	10/01/2017
	5,625	—	144.44	12/31/2017
	5,625	—	117.36	4/01/2018
	5,625	—	140.54	7/01/2018
	5,625	—	103.02	10/01/2018
	4,219	—	59.19	12/31/2018
	5,625	—	64.51	4/01/2019
	5,625	—	83.57	7/01/2019
	5,625	—	95.61	10/01/2019
	5,625	—	99.55	12/31/2019
	4,219	1,406	87.65	4/01/2020
	4,219	1,406	61.79	7/01/2020
	4,219	1,406	68.52	10/01/2020
	4,219	1,406	64.94	12/01/2020
	2,812	2,813	78.90	4/01/2021
	2,812	2,813	70.38	7/01/2021
	2,812	2,813	55.64	10/01/2021
	2,812	2,813	60.13	12/01/2021
	1,406	4,219	66.68	4/02/2022
	1,406	4,219	59.19	7/02/2022
	1,406	4,219	66.04	10/01/2022
	1,406	4,219	68.17	12/03/2022
	—	5,625	69.71	4/01/2023
	—	5,625	68.62	7/01/2023
	—	5,625	62.31	10/01/2023

	Option/SAR Awards (1)

Name	Number of Securities Underlying Unexer- cised Options/SARs Exercisable	Number of Securities Underlying Unexer- cised Options/SARs Unexercisable	Option/SAR Exercise Price	Option/SAR Expiration Date
Gary T. Krenek	688	—	$92.67	4/27/2016
	688	—	83.44	7/03/2016
	344	—	71.87	10/02/2016
	688	—	79.77	12/31/2016
	1,000	—	81.42	4/02/2017
	1,500	—	101.97	7/02/2017
	1,500	—	114.21	10/01/2017
	2,000	—	144.44	12/31/2017
	2,000	—	117.36	4/01/2018
	2,000	—	140.54	7/01/2018
	2,000	—	103.02	10/01/2018
	1,500	—	59.19	12/31/2018
	2,000	—	64.51	4/01/2019
	2,000	—	83.57	7/01/2019
	2,000	—	95.61	10/01/2019
	2,000	—	99.55	12/31/2019
	1,500	500	87.65	4/01/2020
	1,500	500	61.79	7/01/2020
	1,500	500	68.52	10/01/2020
	1,500	500	64.94	12/01/2020
	1,000	1,000	78.90	4/01/2021
	1,000	1,000	70.38	7/01/2021
	1,000	1,000	55.64	10/01/2021
	1,000	1,000	60.13	12/01/2021
	500	1,500	66.68	4/02/2022
	500	1,500	59.19	7/02/2022
	500	1,500	66.04	10/01/2022
	500	1,500	68.17	12/03/2022
	—	2,000	69.71	4/01/2023
	—	2,000	68.62	07/01/2023
	—	2,000	62.31	10/01/2023

	Option/SAR Awards (1)

Name	Number of Securities Underlying Unexer- cised Options/SARs Exercisable	Number of Securities Underlying Unexer- cised Options/SARs Unexercisable	Option/SAR Exercise Price	Option/SAR Expiration Date
Lyndol L. Dew	625	—	$92.67	4/27/2016
	313	—	83.44	7/03/2016
	313	—	71.87	10/02/2016
	313	—	79.77	12/31/2016
	1,000	—	81.42	4/02/2017
	1,500	—	101.97	7/02/2017
	1,500	—	114.21	10/01/2017
	2,000	—	144.44	12/31/2017
	2,000	—	117.36	4/01/2018
	2,000	—	140.54	7/01/2018
	2,000	—	103.02	10/01/2018
	1,500	—	59.19	12/31/2018
	2,000	—	64.51	4/01/2019
	2,000	—	83.57	7/01/2019
	2,000	—	95.61	10/01/2019
	2,000	—	99.55	12/31/2019
	1,500	500	87.65	4/01/2020
	1,500	500	61.79	7/01/2020
	1,500	500	68.52	10/01/2020
	1,500	500	64.94	12/01/2020
	1,000	1,000	78.90	4/01/2021
	1,000	1,000	70.38	7/01/2021
	1,000	1,000	55.64	10/01/2021
	1,000	1,000	60.13	12/01/2021
	500	1,500	66.68	4/02/2022
	500	1,500	59.19	7/02/2022
	500	1,500	66.04	10/01/2022
	500	1,500	68.17	12/03/2022
	—	2,000	69.71	4/01/2023
	—	2,000	68.62	7/01/2023
	—	2,000	62.31	10/01/2023

	Option/SAR Awards (1)

Name	Number of Securities Underlying Unexer- cised Options/SARs Exercisable	Number of Securities Underlying Unexer- cised Options/SARs Unexercisable	Option/SAR Exercise Price	Option/SAR Expiration Date
William C. Long	313	—	$22.49	5/18/2014
	313	—	23.65	7/01/2014
	313	—	32.78	10/01/2014
	313	—	39.98	12/31/2014
	688	—	45.77	4/19/2015
	688	—	53.60	7/01/2015
	688	—	61.90	10/03/2015
	688	—	69.38	12/31/2015
	1,375	—	92.67	4/27/2016
	1,375	—	83.44	7/03/2016
	1,375	—	71.87	10/02/2016
	1,375	—	79.77	12/31/2016
	2,000	—	81.42	4/02/2017
	2,000	—	101.97	7/02/2017
	2,000	—	114.21	10/01/2017
	2,000	—	144.44	12/31/2017
	2,000	—	117.36	4/01/2018
	2,000	—	140.54	7/01/2018
	2,000	—	103.02	10/01/2018
	2,000	—	59.19	12/31/2018
	2,000	—	64.51	4/01/2019
	2,000	—	83.57	7/01/2019
	2,000	—	95.61	10/01/2019
	2,000	—	99.55	12/31/2019
	1,500	500	87.65	4/01/2020
	1,500	500	61.79	7/01/2020
	1,500	500	68.52	10/01/2020
	1,500	500	64.94	12/01/2020
	1,000	1,000	78.90	4/01/2021
	1,000	1,000	70.38	7/01/2021
	1,000	1,000	55.64	10/01/2021
	1,000	1,000	60.13	12/01/2021
	500	1,500	66.68	4/02/2022
	500	1,500	59.19	7/02/2022
	500	1,500	66.04	10/01/2022
	500	1,500	68.17	12/03/2022
	—	2,000	69.71	4/01/2023
	—	2,000	68.62	7/01/2023
	—	2,000	62.31	10/01/2023

	Option/SAR Awards (1)

Name	Number of Securities Underlying Unexer- cised Options/SARs Exercisable	Number of Securities Underlying Unexer- cised Options/SARs Unexercisable	Option/SAR Exercise Price	Option/SAR Expiration Date
John M. Vecchio	1,000	—	$92.67	4/27/2016
	500	—	83.44	7/03/2016
	500	—	71.87	10/02/2016
	500	—	79.77	12/31/2016
	1,000	—	81.42	4/02/2017
	1,500	—	101.97	7/02/2017
	1,500	—	114.21	10/01/2017
	2,000	—	144.44	12/31/2017
	2,000	—	117.36	4/01/2018
	2,000	—	140.54	7/01/2018
	2,000	—	103.02	10/01/2018
	1,500	—	59.19	12/31/2018
	2,000	—	64.51	4/01/2019
	2,000	—	83.57	7/01/2019
	2,000	—	95.61	10/01/2019
	2,000	—	99.55	12/31/2019
	2,250	750	87.65	4/01/2020
	2,250	750	61.79	7/01/2020
	2,250	750	68.52	10/01/2020
	2,250	750	64.94	12/01/2020
	1,500	1,500	78.90	4/01/2021
	1,500	1,500	70.38	7/01/2021
	1,500	1,500	55.64	10/01/2021
	1,500	1,500	60.13	12/01/2021
	750	2,250	66.68	4/02/2022
	750	2,250	59.19	7/02/2022
	750	2,250	66.04	10/01/2022
	750	2,250	68.17	12/03/2022
	—	3,000	69.71	4/01/2023
	—	3,000	68.62	7/01/2023
	—	3,000	62.31	10/01/2023

(1)

Each stock option and SAR granted to the Named Executive Officers and reported above vests and becomes exercisable with respect to 25% of its underlying securities per year over the first four years of its term, and has or will commence vesting nine years prior to the first expiration date reported for stock options or SARs in the calendar year indicated above. Pursuant to his Retirement Agreement, all of Mr. Dickerson’s unvested SARs vested effective upon his retirement on March 3, 2014 and will expire by March 3, 2017.

There were no exercises of awards granted under our Stock Option Plan by our Named Executive Officers during the year ended December 31, 2013.

TRANSACTIONS WITH RELATED PERSONS

We have a written policy requiring that any transaction, regardless of the size or amount, involving us or any of our subsidiaries in which any of our directors, director nominees, executive officers, principal stockholders or any of their immediate family members has had or will have a direct or indirect material interest, be reviewed and approved or ratified by our Audit Committee, without the participation of any member who may be involved in the transaction. All such transactions are to be submitted to our General Counsel for review and reported to our Audit Committee for its consideration. In each case, the Audit Committee will consider, in light of all of the facts and circumstances it deems relevant, whether the transaction is fair and reasonable to us.

Transactions with Loews. Prior to the initial public offering of our common stock in October 1995, or the Initial Public Offering, we were a wholly owned subsidiary of Loews. In connection with the Initial Public Offering, we entered into agreements with Loews pursuant to which Loews provides certain management, administrative and other services to us and certain other obligations were assumed by the parties. These agreements, which are described below, were not the result of arm’s length negotiations between the parties.

Services Agreement. We are party to a services agreement with Loews, or the Services Agreement, pursuant to which Loews performs certain administrative and technical services on our behalf. Such services include personnel, internal auditing, accounting and cash management services, in addition to advice and assistance with respect to preparation of tax returns and obtaining insurance. Under the Services Agreement, we are required to reimburse Loews for (i) allocated personnel costs (such as salaries, employee benefits and payroll taxes) of the Loews personnel actually providing such services and (ii) all out-of-pocket expenses related to the provision of such services. The Services Agreement may be terminated at our option upon 30 days’ notice to Loews and at the option of Loews upon six months’ notice to us. In addition, we have agreed to indemnify Loews for all claims and damages arising from the provision of services by Loews under the Services Agreement unless due to the gross negligence or willful misconduct of Loews. We were charged $1.0 million by Loews for these support functions during the year ended December 31, 2013.

Registration Rights Agreement. Under a Registration Rights Agreement dated as of October 16, 1995, as amended, between us and Loews, subject to certain limitations, we will file, upon the request of Loews, one or more registration statements under the Securities Act of 1933, as amended, subject to a maximum of two remaining requests, in order to permit Loews to offer and sell any of our common stock that Loews may hold. Loews will bear the costs of any such registered offering, including any underwriting commissions relating to shares it sells in any such offering, any related transfer taxes and the costs of complying with non-U.S. securities laws, and any fees and expenses of separate counsel and accountants retained by Loews. We have the right to require Loews to delay any exercise by Loews of its rights to require registration and other actions for a period of up to 90 days if, in our judgment, any offering by us then being conducted or about to be conducted would be adversely affected. In addition, we have the right to require Loews to suspend the use of any resale prospectus or prospectus supplement included in a “shelf” registration statement for a reasonable period of time, not to exceed 90 days in any one instance or an aggregate of 120 days in any 12-month period, if we are conducting or about to conduct an underwritten public offering of our securities for our own account, or would be required to disclose information regarding our company not otherwise then required by law to be publicly disclosed where such disclosure would reasonably be expected to adversely affect any material business transaction or negotiation in which we are then engaged. Subject to certain conditions, we have also granted Loews the right to include its shares of our common stock in any registration statements covering offerings of our common stock by us, and we will pay all costs of such offerings other than underwriting commissions and transfer taxes attributable to the shares sold on behalf of Loews. We will indemnify Loews, and Loews will indemnify us, against certain liabilities in respect of any registration statement or offering covered by the Registration Rights Agreement, as amended.

Transactions with Other Related Parties. From time to time, we hire marine vessels and helicopter transportation services at the prevailing market rate from subsidiaries of SEACOR Holdings Inc. and, following its spinoff from SEACOR Holdings Inc. in January 2013, ERA Group Inc. Mr. Fabrikant, who is a member of our Board of Directors, is the Executive Chairman of the Board of SEACOR Holdings Inc. and the Non-Executive Chairman of the Board of ERA Group Inc. and is the beneficial owner of more than five percent of a class of outstanding voting securities of each company. For the year ended December 31, 2013, we paid $0.1 million for the hire of such vessels and such services.

During the year ended December 31, 2013 we made payments of $1.6 million to Ernst & Young LLP for tax and other consulting services. The wife of our former President and Chief Executive Officer is an audit partner at this firm.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Proposal No. 2)

The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP to serve as our independent auditors for 2014. Although it is not required to do so, our Board of Directors wishes to submit the selection of Deloitte & Touche LLP for ratification by our stockholders at the Annual Meeting. Even if this selection is ratified by stockholders at the Annual Meeting, the Audit Committee may in its discretion change the appointment at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders. If our stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider its selection.

We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, with an opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from stockholders.

Audit Fees

Deloitte & Touche LLP and its affiliates billed the following fees for professional services rendered to us and our subsidiaries for the years ended December 31, 2013 and 2012:

	2013	2012
Audit Fees (1)	$2,141,900	$1,548,200
Audit-Related Fees	—	—
Tax Fees (2)	68,900	155,000
All Other Fees	—	—

Total	$2,210,800	$1,703,200

(1)

Includes the aggregate fees and expenses for the audit of our annual financial statements and internal control over financial reporting, reviews of our quarterly financial statements and various statutory audits of our foreign subsidiaries.

(2)	Includes the aggregate fees and expenses for tax compliance and tax planning and consulting services.

Auditor Engagement and Pre-Approval Policy

In order to assure the continued independence of our independent auditor, currently Deloitte & Touche LLP, the Audit Committee has a policy requiring its pre-approval of all audit and non-audit services performed by the independent auditor. Under this policy, the Audit Committee annually pre-approves certain limited, specified recurring services which may be provided by Deloitte & Touche LLP, subject to maximum dollar limitations. All other engagements for services which may be provided by Deloitte & Touche LLP must be specifically pre-approved by the Audit Committee, or a designated committee member to whom this authority has been delegated. Since its adoption of this policy, the Audit Committee or its designee has pre-approved all engagements by us and our subsidiaries for services of Deloitte & Touche LLP, including the terms and fees thereof, and concluded that such engagements were compatible with the continued independence of Deloitte & Touche LLP in serving as our independent auditor.

Our Board of Directors recommends a vote FOR Proposal No. 2.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal No. 3)

As required by Section 14A of the Exchange Act and pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing our stockholders with an advisory vote on executive compensation. This advisory vote, commonly known as a “say-on-pay” vote, is a non-binding vote on the compensation paid to our Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including under the captions “Compensation Discussion and Analysis” and “Executive Compensation” in this Proxy Statement.

At our 2011 annual meeting of stockholders, our stockholders voted on a proposal regarding the frequency of holding advisory votes on executive compensation. The stockholders approved, on an advisory basis, an annual advisory vote on the compensation of our named executive officers. In light of this result, our Board of Directors determined that an advisory vote to approve the compensation of our named executive officers will be conducted every year, until the next stockholder advisory vote on the frequency of the advisory vote to approve the compensation of our named executive officers which, in accordance with applicable law, will occur no later than our annual meeting of stockholders in 2017.

Our executive compensation program is designed to attract, motivate and retain highly qualified executives who are able to help achieve our company’s objectives and create stockholder value. Our executive compensation programs and goals are described in detail in the Compensation Discussion and Analysis and the level of compensation paid to our Named Executive Officers during the last three years is set out in the Summary Compensation Table and related information above. Our Compensation Committee believes that our executive compensation program is effective in achieving our goals.

This advisory vote on executive compensation is not binding on our Board of Directors. However, the Board and our Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements.

Accordingly, our Board of Directors recommends a vote FOR the following resolution:

“RESOLVED, that the compensation paid to our company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement, is hereby approved on an advisory basis.”

APPROVAL OF THE DIAMOND OFFSHORE DRILLING, INC.

INCENTIVE COMPENSATION PLAN FOR EXECUTIVE OFFICERS

(as Amended and Restated as of March 28, 2014)

(Proposal No. 4)

As previously noted, it is the policy of our Board and Compensation Committee that where our compensation policy can be implemented in a manner that maximizes deductibility of compensation for federal income tax purposes, we seek to do so. Accordingly, in 2005 we adopted, and our stockholders approved, our Incentive Compensation Plan. In 2007, we adopted, and our stockholders approved, our Incentive Compensation Plan (Amended and Restated as of January 1, 2007), which was further amended and restated as of December 18, 2009 and March 20, 2012. Our Compensation Committee has adopted, and our Board of Directors has ratified and approved, the Incentive Compensation Plan (Amended and Restated as of March 28, 2014) and directed that the Incentive Compensation Plan, as so amended and restated, be submitted to our stockholders for approval. For purposes of the following discussion, references to the Incentive Compensation Plan mean our Incentive Compensation Plan (Amended and Restated as of March 28, 2014) except as indicated otherwise.

The amendments to our Incentive Compensation Plan as previously in effect include the following:

•	An expansion of the types of performance measures upon which performance-based compensation awards may be based;

•	An increase in the maximum amount payable to each of our executive officers, each of whom we refer to as a Participant, for each year from $1,000,000 to $7,500,000;

•

A provision permitting the Compensation Committee to vary the treatment of performance awards upon termination of employment in accordance with a Participant’s employment agreement, as long as that treatment does not cause the award to fail to qualify as “performance-based compensation” for income tax purposes; and

•	An amendment to define “Disability” as set forth in the Participant’s employment agreement, if applicable.

The purpose of these amendments is to enhance the ability of the Compensation Committee to establish awards that incentivize a high level of performance while permitting the deductibility of all compensation for federal income tax purposes, to attract and retain qualified executive officers and to motivate these individuals to achieve specified performance goals and to reward them upon achievement of those goals.

The Incentive Compensation Plan is designed to qualify the amounts paid under its terms to our executive officers as “qualified performance-based compensation” under Section 162(m) of the Code. This qualification will allow amounts awarded under the Incentive Compensation Plan to be deductible by us for federal income tax purposes, even if, when combined with other compensation, the award causes the compensation of any of the participants to exceed $1 million.

The material features of the Incentive Compensation Plan are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Incentive Compensation Plan which is attached as Exhibit A to this Proxy Statement. If our stockholders do not approve the Incentive Compensation Plan, it will not become effective and the Incentive Compensation Plan (as amended and restated as of March 20, 2012) will continue to be in effect without such amendments, and awards thereunder may not be fully deductible for federal income tax purposes. In addition, we will be required to renegotiate certain compensation arrangements with Mr. Edwards to the extent that those awards cannot be provided under the Incentive Compensation Plan (as amended and restated as of March 20, 2012).

Summary of the Incentive Compensation Plan

Eligibility. All of our executive officers (currently six persons) are eligible to participate in the Incentive Compensation Plan. The Compensation Committee has the sole authority to designate which executive officers are to participate in the Incentive Compensation Plan.

Designation of Awards. Within the first 90 days of each calendar year, or the Designation Period, the Compensation Committee may designate one or more of our executive officers to participate in the Incentive Compensation Plan for a specified Performance Period (generally a calendar year). The Compensation Committee may designate awards for future Performance Periods, or a Multiple Award Period.

Before the end of the Designation Period for a Performance Period, the Compensation Committee will allocate, on behalf of each Participant, either:

•

the amount available for performance awards to such Participant, on the basis of the objective performance goals for such Performance Period, pursuant to a formula determined by the Compensation Committee; or

•	a percentage of the Performance-Based Amount for that Performance Period on which the Participant’s award will be based.

The Performance-Based Amount is the aggregate amount of the performance awards determined for the Performance Period, based on the objective performance goals established by the Compensation Committee for the Performance Period before the end of the Designation Period. The performance goals will be stated as specific amounts of, or specific changes in, one or more of the performance measures set forth in the Incentive Compensation Plan, including: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted) including operating earnings per share; (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) assets, return on assets (gross or net), return on investment, capital, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) expenses, operating expenses or expense ratios; (ix) stock price appreciation or stockholder equity; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) book value, common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) debt to capital ratio or market share; (xviii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xix) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xx) any combination of, or a specified increase in, any of the foregoing.

Where applicable, the performance measures may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of our company, a subsidiary or affiliate, or a division or strategic business unit of our company, or may be applied to the performance of our company relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee.

In the event of a Multiple Award Period, before the end of the first Designation Period for all included Performance Periods, the Compensation Committee will allocate on behalf of each Participant, using one of the methods described above, a portion of the Performance-Based Amount for each Performance Period in the Multiple Award Period, or, in the alternative, an aggregate formula for the later Performance Periods in the Multiple Award Period based on the total of assigned portions of Performance-Based Amount for the then current and the prior Performance Periods included in the Multiple Award Period.

Maximum Award. The maximum amount payable under the Incentive Compensation Plan to any Participant is $7,500,000 for each year in the Performance Period.

Reduction of Awards. At the time that an award is allocated to a Participant, the Compensation Committee may, in its discretion, determine to reserve the authority to reduce the amount payable to a Participant below the portion of the Performance-Based Amount allocated to such Participant. This so-called “negative discretion” may be applied by the Compensation Committee, in its discretion, at the time the Performance-Based Amount for the applicable Performance Period has been determined.

Deferral of Payments. Subject to the applicable provisions of the Code, the Compensation Committee may, in its discretion, permit Participants to elect to defer payment of all or part of any award, together with interest accrued from the originally scheduled payment date.

Termination of Employment. If any Participant ceases to be employed by us or our subsidiaries before the end of a Performance Period (other than due to Retirement, as defined in the Incentive Compensation Plan, death or Disability, as defined in the Incentive Compensation Plan), that Participant will not be eligible to receive a bonus award for that Performance Period unless the Compensation Committee determines that payment of the award is in our best interest, in which case the Participant will receive an award prorated to the date of cessation of employment. Participants who cease to be employed by us or our subsidiaries before the end of a Performance Period due to Retirement, death or Disability will receive an award prorated to the date of cessation of employment.

Amendments and Termination. The Compensation Committee may amend the Incentive Compensation Plan at any time, provided that changes may be made only if they are consistent with the provisions of the Code and do not adversely affect our ability to deduct the compensation which may be paid pursuant to the Incentive Compensation Plan for federal income tax purposes. No amendment that requires stockholder approval under the Code may be made without that approval. The Board of Directors may terminate the Incentive Compensation Plan at any time.

New Plan Benefits

Because awards under the Incentive Compensation Plan are based upon the Performance-Based Amount, which is determined based on the performance goals established by the Compensation Committee, the amount of any awards that may be payable to Participants for 2014 cannot currently be determined. However, as noted above, there is a maximum award for any Participant in any Performance Period. The following table sets forth certain information as to awards granted in 2013 under the Incentive Compensation Plan (as amended and restated as of March 20, 2012) that were received by each of the Named Executive Officers, all of our executive officers as a group, all of our non-executive directors as a group and all of our non-executive officer employees as a group. All awards under the Incentive Compensation Plan have been and will be made in consideration of services rendered or to be rendered to us or any of our subsidiaries by the Participants.

Name and Position	Dollar Value	Number of Units
Lawrence R. Dickerson	$535,000	0
Former President and Chief Executive Officer

John M. Vecchio	345,000	0
Executive Vice President

Gary T. Krenek	235,000	0
Senior Vice President and Chief Financial Officer

William C. Long	240,000	0
Senior Vice President, General Counsel & Secretary

Lyndol L. Dew	235,000	0
Senior Vice President—Worldwide Operations

Executive Group[1]	1,165,000	0

Non-Executive Director Group	0	0

Non-Executive Officer Employee Group	0	0

1.	Includes all of our executive officers as of the date of this Proxy Statement.

Our Board of Directors recommends a vote FOR Proposal No. 4.

APPROVAL OF THE DIAMOND OFFSHORE DRILLING, INC.

EQUITY INCENTIVE COMPENSATION PLAN

(Proposal No. 5)

In 2000, our Board of Directors adopted, and our stockholders approved, our 2000 Stock Option Plan, which has subsequently been amended and restated from time to time. In 2014, our Board of Directors adopted our Equity Incentive Compensation Plan, which amends and restates our 2000 Stock Option Plan, and directed that the Equity Incentive Compensation Plan be submitted to our stockholders for approval. The Equity Incentive Compensation Plan was adopted to allow our company and its subsidiaries to attract and retain qualified employees, consultants and non-employee directors, to motivate these individuals to achieve our long-term goals and to reward them upon achievement of those goals. For purposes of the following discussion, references to the Stock Option Plan mean our 2000 Stock Option Plan, as previously amended and restated, and references to the Equity Plan mean our Equity Incentive Compensation Plan, except as indicated otherwise. If approved by our stockholders, the Equity Plan will amend and restate the Stock Option Plan.

The Equity Plan’s principal changes compared to our Stock Option Plan include the following:

•	An increase in the number of shares of our common stock available for issuance under the Equity Plan from 1,500,000 shares to 7,500,000 shares;

•	An increase in the annual limit on the number of shares of our common stock with respect to which awards may be granted to any single individual from 200,000 shares to 500,000 shares;

•	The provision of performance goals upon which the awards under the Equity Plan may be conditioned; and

•

The addition of other stock-based awards (in addition to options and stock appreciation rights) that may be granted under the Equity Plan, including awards of restricted stock, restricted stock units, performance shares and units and other stock-based awards.

The material features of the Equity Plan are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Equity Plan which is attached as Exhibit B to this Proxy Statement. If our stockholders do not approve the Equity Plan, it will not become effective and the Stock Option Plan as presently in effect will continue to be in effect without such amendment and restatement. In addition, we will be required to renegotiate certain compensation arrangements with Mr. Edwards to the extent that those awards cannot be provided under the Stock Option Plan as presently in effect.

Summary of the Equity Plan

Administration. The Equity Plan is generally administered by our Board of Directors or a committee of our Board. In the case of executive officers, our Compensation Committee will administer the Equity Plan. The administrator of the Equity Plan, which we refer to in this discussion as the Committee, has the authority to, among other things, grant awards, determine the recipients of awards and when awards will be granted, determine the type of awards and the number of shares of our common stock subject to an award and the terms, conditions, restrictions and performance goals relating to any award. The Committee may delegate its authority to grant awards, except with respect to recipients who are our executive officers. The Committee also has general interpretive authority under the Equity Plan, as well as the authority to make equitable adjustments under the Equity Plan in the case of mergers, acquisitions, reorganizations and other corporate transactions.

Eligibility for Awards. Awards may be granted to officers, independent contractors, employees and nonemployee directors of our company or of any of its subsidiaries or affiliates. Awards granted under the Equity Plan will be made at the discretion of the Committee or its delegate, subject to the terms of the Equity Plan and applicable law. As of the date of this Proxy Statement, our company and its subsidiaries had approximately 5,000 employees, including 20 officers of our company, and our company had ten nonemployee directors, who would be eligible to receive awards under the Equity Plan.

Stock Subject to the Equity Plan. The maximum number of shares of our common stock available for the grant or settlement of awards under the Equity Plan is 7,500,000, subject to adjustment for certain business transactions and changes in capital structure. Shares issuable under the Equity Plan may be either authorized but unissued shares of our common stock or shares that have been reacquired by us in the open market, in private transactions or otherwise. Shares issued with respect to equity compensation awards assumed by our company in connection with any merger, acquisition or related transaction will not reduce the total number of shares available for issuance under the Equity Plan. Shares of our common stock that are exchanged by a grantee or withheld as full or partial payment in connection with any award, as well as any shares exchanged by a grantee or withheld to satisfy the tax withholding obligations related to any award under the Equity Plan, will not be available for subsequent awards.

Types of Awards under the Equity Plan. The following types of awards may be made under the Equity Plan:

•	Stock options (including incentive stock options, or ISOs, and nonqualified stock options, or NQSOs);

•	Stock appreciation rights, or SARs;

•	Restricted stock;

•	Restricted stock units;

•	Performance shares or units; and

•	Other stock-based awards (including dividend equivalents).

Vesting conditions and other terms and conditions of awards under the Equity Plan are determined by the Committee (or its delegate), subject to the terms of the Equity Plan.

Stock options. Stock options are rights to acquire shares of our common stock at a set price (referred to as the exercise price). The Committee may grant ISOs (which are options that may entitle the recipient to favorable tax treatment, as more fully described below) and NQSOs (which are options that do not qualify for that favorable tax treatment) to individuals eligible to receive grants under the Equity Plan. The exercise price for stock options may not be less than the fair market value (as defined in the Equity Plan) of the common stock on the date such stock options are granted, and the exercise period may not exceed ten years from the date of grant. ISOs may be granted only to employees of our company and its subsidiaries and qualifying affiliates. In addition, ISO awards cannot be granted to employees if the employee owns, immediately prior to the grant of the ISO, stock representing more than ten percent of the voting power or more than ten percent of the value of all classes of stock of our company or a subsidiary, unless the purchase price for the stock under such ISO is at least 110% of the fair market value of the stock at the time of grant and the ISO cannot be exercised for a period of more than five years from the date it is granted.

Stock Appreciation Rights. SARs are rights to payment with respect to the increase in the value of shares of our common stock over the base price set with respect to the SAR (typically fair market value on the date of grant) between the date of grant and the date of exercise. Payment with respect to such increase may be made in cash or with shares of our common stock. The base price for SARs may not be less than the fair market value of the common stock on the date such SARs are granted, and the exercise period may not exceed ten years from the date of grant.

Restricted Stock and Restricted Stock Units. Restricted stock awards are awards of our common stock that are subject to forfeiture if the applicable vesting conditions are not met. Restricted stock units are contractual rights to receive shares of our common stock in the future if the applicable vesting conditions are met. Vesting conditions are determined by the Committee and may include continued employment over a specified period and/or the attainment of specified performance targets over such period.

Other Stock-based Awards. The Committee may also make grants in the form of other stock-based awards, including providing for the payment of dividend equivalents with respect to any award.

Performance-based Awards. A public corporation is generally precluded from taking a deduction for compensation in excess of $1,000,000 in any year for compensation paid to its “covered employees” (generally its Chief Executive Officer and its other named executive officers (other than its Chief Financial Officer)), unless such compensation is “performance-based compensation” for purposes of Section 162(m) of the Code. The Equity Plan authorizes performance-based compensation to be paid to eligible individuals, including those who are or may in the future may be “covered employees” within the meaning of Section 162(m) of the Code. Among other things, in order for compensation to be treated as performance-based compensation for purposes of Section 162(m), the material terms of the goals on which performance may be based must be disclosed to and approved by stockholders. Stockholder approval of the Equity Plan will also constitute approval of the material terms of the performance goals described below on which the vesting of awards intended to be “performance-based compensation” under Section 162(m) of the Code may be based. To the extent that incentive awards are made which are intended to be qualified performance based compensation exempt from the application of the $1,000,000 deduction limit described above, the material terms of such awards will include the following:

•	The targets for incentive payments to covered employees will consist of the performance goals discussed below;

•

Such performance targets will generally be established by our Compensation Committee at or shortly following the commencement of the applicable performance period, so as to ensure that the targets are considered “pre-established” for purposes of Section 162(m) of the Code;

•

The Compensation Committee will not have the flexibility to pay the recipient more than the incentive amount earned by his attainment of the performance target; the Compensation Committee will, however, have the flexibility to use “negative discretion” to reduce this amount; and

•	A single participant may not, in any calendar year, be granted awards covering more than 500,000 shares of our common stock.

Performance Goals. For participants who are subject to Section 162(m) of the Code, the performance targets described above will be established by the Compensation Committee based on one or more of the following measures: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted) including operating earnings per share; (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) assets, return on assets (gross or net), return on investment, capital, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) expenses, operating expenses or expense ratios; (ix) stock price appreciation or stockholder equity; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) book value, common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) debt to capital ratio or market share; (xviii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xix) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xx) any combination of, or a specified increase in, any of the foregoing.

Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of our company, a subsidiary or affiliate, or a division or strategic business unit of our company, or may be applied to the performance of our company relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee.

General Provisions

Nontransferability, Deferrals and Settlements. Awards generally are transferable only under the laws of descent and distribution. The Committee may require or permit grantees to elect to defer the issuance of shares of stock (with settlement in cash or stock as may be determined by the Committee or elected by the grantee in accordance with procedures established by the Committee), or the settlement of awards in cash under such rules and procedures as established under the Equity Plan to the extent that such deferral complies with Section 409A of the Code. It may also provide that deferred settlements include the payment or crediting of interest on such amounts.

Clawback. Each individual who receives an award under the Equity Plan shall be conclusively deemed to have consented to the applicability to such award of any “clawback” policy that we may adopt (as in effect as of the date of grant of such award) with respect to recoupment of incentive compensation in the event of misconduct by such individual or a restatement of our financial statements, or as otherwise required by law or as determined by our Board or the Committee.

Taxes. Our company or any subsidiary or affiliate of our company is authorized to withhold, from any award granted, any payment relating to an award, including from a distribution of stock or any other payment to a grantee, amounts of withholding and other taxes due in connection with any transaction involving an award, and to take such other action as the Committee may deem advisable to enable our company and grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any award.

Stockholder Approval, Amendment and Termination. The Equity Plan took effect upon approval by our Board on March 28, 2014, which we refer to as the Effective Date, subject to approval by our stockholders. If the Equity Plan is not approved by our stockholders, the Equity Plan will not go into effect and we may continue to make awards under the Stock Option Plan as in effect prior to this most recent amendment and restatement. The Board may amend, alter or discontinue the Equity Plan or awards thereunder, but no such action may impair the rights of a grantee under any award previously granted without the consent of such grantee. Stockholder approval is generally required with respect to any amendment that materially increases benefits provided under the Equity Plan or materially alters the eligibility provisions of the Equity Plan. Unless earlier terminated by the Board pursuant to the provisions of the Equity Plan, the Equity Plan will terminate on the tenth anniversary of its Effective Date, although awards made before such expiration will remain outstanding in accordance with their terms. No awards will be granted under the Equity Plan after such termination date.

New Plan Benefits

Future benefits under the Equity Plan generally cannot be determined at this time because the grants are at the discretion of the Committee. However, in connection with the appointment of Marc Edwards as our President and Chief Executive Officer, we granted to Mr. Edwards an award of restricted stock units with respect to a target of 52,581 shares of our common stock at a grant date value of approximately $2.5 million. The effectiveness of this award, which vests over a three-year period based upon the attainment of certain performance goals, subject to his continued employment, is conditioned upon approval of the Equity Plan by our stockholders. With the exception of the award made to Mr. Edwards (which is subject to stockholder approval of the Equity Plan), none of the additional shares authorized under the Equity Plan have been awarded or promised to any directors or employees.

For information regarding securities authorized for issuance under our Stock Option Plan as of December 31, 2013, see “Equity Compensation Plan Information.”

On March 27, 2014 the closing price of our common stock, as reported by the New York Stock Exchange, was $47.09 per share.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax consequences to Equity Plan participants and our company with respect to Options and SARs. The tax consequences described below are based on current laws, regulations and interpretations thereof, all of which are subject to change. In addition, the discussion is limited to federal income taxes and does not attempt to describe state and local or other tax consequences to participants or our company.

Nonqualified Stock Options. With respect to NQSOs, no income for federal income tax purposes will be recognized by the optionee (and no deduction will be permitted by our company) upon the grant of the NQSOs. The difference between the NQSO exercise price and the fair market value of the stock on the date the NQSO is exercised will be taxable as ordinary income to the optionee and will be deductible by us as compensation on such date. Gain or loss on the subsequent sale of such stock will be eligible for capital gain or loss treatment by the optionee and will have no federal income tax consequences to our company.

Incentive stock options. With respect to ISOs, if the optionee does not make a “disqualifying disposition” of stock acquired on exercise of such ISO, no income for federal income tax purposes will be recognized by the optionee upon the grant or exercise of the ISO (except that the amount by which the fair market value of the stock at time of exercise exceeds the ISO exercise price will be a tax preference item under the alternative minimum tax rules). In the event of a subsequent sale of the stock received upon exercise, any amount realized in excess of cost will be taxed as short-term or long-term capital gain, depending on the period of time that the shares were held, and any loss sustained will be short-term or long-term capital loss. In such case, our company will not be entitled to a deduction for federal income tax purposes in connection with the issuance or exercise of the ISO.

A “disqualifying disposition” will occur if the optionee makes a disposition of the shares received upon exercise within two years from the date of the granting of the option or within one year after exercise in respect of such shares. If a disqualifying disposition is made, the difference between the option exercise price and the lesser of (i) the fair market value of stock at the time the option is exercised or (ii) the amount realized upon disposition of stock will be treated as ordinary income to the optionee at the time of disposition and will be allowed as a deduction to our company.

SARs. With respect to SARs, the fair market value of the shares issued or the amount of cash paid upon exercise of such rights will be taxable as ordinary income to the holder of the rights and will be deductible by us, in each case as of the date of exercise. Gain or loss on the subsequent sale of any such shares will be eligible for capital gain or loss treatment by the recipient and will have no federal income tax consequences to us.

Our Board of Directors recommends a vote FOR Proposal No. 5.

STOCKHOLDER PROPOSAL

We have been advised that the stockholder proposal described below will be presented at the Annual Meeting. For the reasons set forth below, our Board of Directors recommends a vote against this proposal.

STOCKHOLDER PROPOSAL REGARDING BOARD DIVERSITY

(Proposal No. 6)

The AFL-CIO Reserve Fund, 815 Sixteenth Street, N.W., Washington, DC 20006, owner of 52 shares of our common stock, has notified us in writing that it intends to present the resolution set forth below at the Annual Meeting for action by our stockholders:

“WHEREAS:

“Diamond Offshore Drilling Inc. (the “Company”) does not have any women on its Board of Directors (the “Board”);

“Our company’s primary competitors, Ensco plc, Noble Corporation and Exxon Mobil Corporation, have at least two women on their Board;

“More than 80% of the companies in the Russell 1000 Index have at least one woman director, as do 90% of the companies in the S&P 500 Index, and 98% of the companies in the S&P 100 Index;

“We believe that diversity, inclusive of gender and race, is an essential measure of sound governance and a critical attribute to a well-functioning board;

“A growing body of academic research shows that there is a significant positive relationship between firm value and the percentage of women and minorities on boards;

“Therefore, we believe it is critical for our Company to have a Board that reflects the diversity that exists within its target markets.

“BE IT RESOLVED: That the Board consistent with its fiduciary duties:

“1.	Takes every reasonable step to ensure that women and minority candidates are in the pool from which Board nominees are chosen;

“2.	Publicly commits itself to a policy of Board inclusiveness to ensure that:

•	Women and minority candidates are routinely sought as part of every Board search the company undertakes;

•

The Board strives to obtain diverse candidates by expanding director searches to include nominees from both corporate positions beyond the executive suite and non-traditional environments like government, academia, and non-profit organizations; and

•	Board composition is reviewed periodically to ensure that the Board reflects the knowledge, experience, skills, expertise, and diversity required to fulfill its duties.

“3.	To report to shareholders, at reasonable expense and omitting proprietary information, its efforts to encourage diversified representation on the Board.”

“Supporting Statement: We believe boards that are identical in terms of gender, race and culture may be of limited value in key parameters of corporate governance. In an increasingly complex global marketplace, we believe that the varied perspectives that accompany gender and other forms of diversity help companies increase the likelihood of making the right strategic and operational decisions, contribute to a more positive public image, and catalyze efforts to recruit, retain, and promote talented people, including women and minorities.

“Many large institutional investors, who successfully petitioned the SEC to require board diversity disclosures aimed at informing the proxy voting process, consider board diversity to be a material factor in business strategy and success. We believe our company’s current board diversity policies do not sufficiently address the growing investor demand and interest in this critical corporate governance matter.

“In our view, companies combining competitive financial performance with high standards of corporate governance including board diversity, are better positioned to generate long-term value for their shareholders. As such, we urge the Board to broaden its pool of candidates and publicly commit to taking steps to establish an inclusive Board.”

Our Board of Directors recommends a vote AGAINST Proposal No. 6.

Our Board of Directors believes that our existing director nominating process is designed to identify the best possible nominees for director, regardless of the nominees’ gender, racial background, religion, ethnicity or other classification. Although our Board agrees with the merits of achieving diversity throughout our company, the Board believes that this proposal would not improve its ability to select the most suitable and qualified candidates for membership on the Board. Our Board seeks to assemble a diverse group of candidates, and the Board presently includes individuals with broad experience in the energy industry, business, finance, academia, international relations and public affairs. Our Board believes that no single criterion is determinative in obtaining diversity on the Board, but rather that our company is best served by directors with a wide range of perspectives, professional experiences, skills and other individual qualities and attributes.

SOLICITATION EXPENSES

We will bear the cost of preparing, printing and mailing Notices, this Proxy Statement and the accompanying proxy card and of this solicitation of proxies on behalf of our Board of Directors. In addition to solicitation by mail, we may solicit proxies personally, by telephone or other means. We intend to request brokerage houses, custodians, nominees and others who hold our common stock in their names to solicit proxies from the persons who beneficially own such stock and we will reimburse these brokerage houses, custodians, nominees and others for the reasonable costs of sending the proxy materials to the beneficial owners of our common stock.

COMMUNICATIONS WITH DIAMOND OFFSHORE AND OTHERS

Interested parties, including stockholders, wishing to communicate directly with the Lead Director, other non-management directors or the Board as a whole may do so by writing to Diamond Offshore Drilling, Inc., 15415 Katy Freeway, Suite 100, Houston, Texas 77094, Attention: Corporate Secretary. Stockholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. We will deliver all such communications to the director or directors to whom they are addressed.

Stockholder proposals intended for inclusion in the proxy statement to be issued in connection with our 2015 annual meeting of stockholders must be addressed to: Diamond Offshore Drilling, Inc., 15415 Katy Freeway, Suite 100, Houston, Texas 77094, Attention: Corporate Secretary, and must be received no later than December 2, 2014.

Stockholder proposals submitted outside of the Commission’s procedures for including such proposals in our proxy statement must be mailed or delivered to the attention of the Corporate Secretary at the address above and must be received by our Corporate Secretary no later than December 2, 2014. If a proposal is received after that date, our proxy for the 2015 annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the 2015 annual meeting of stockholders.

OTHER MATTERS

While management has no reason to believe that any other business will be presented, if any other matters should properly come before the Annual Meeting, the proxies will be voted as to such matters in accordance with the best judgment of the proxy holders.

By Order of the Board of Directors

WILLIAM C. LONG
Senior Vice President, General Counsel and Secretary

EXHIBIT A

THE DIAMOND OFFSHORE DRILLING, INC.

INCENTIVE COMPENSATION PLAN FOR EXECUTIVE OFFICERS

(as Amended and Restated as of March 28, 2014)

1. PURPOSE OF THE PLAN

The purpose of The Diamond Offshore Drilling, Inc. Incentive Compensation Plan for Executive Officers (the “Plan”) is to provide a means of rewarding certain executive officers of Diamond Offshore Drilling, Inc. (the “Corporation”) who have contributed to the profitability of the Corporation in a manner which permits such compensation to be deductible by the Corporation for federal income tax purposes.

2. ADMINISTRATION OF THE PLAN

The administration of this Plan shall be vested in the Compensation Committee of the Board of Directors of the Corporation, or such other committee of the Board of Directors which shall succeed to the functions and responsibilities of such committee in relation to this Plan (the “Committee”), which shall make all determinations necessary under this Plan. All members of the Committee shall qualify as “outside directors” (as the term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, as they may from time to time be in effect (the “Regulations”)). No member of the Committee shall be entitled to participate in this Plan.

3. PARTICIPATION IN THE PLAN

Executive officers of the Corporation shall be eligible to participate in this Plan. Within the period specified in the Regulations within which a performance goal is required to be established to qualify as a pre-established performance goal (the “Designation Period”), the Committee may designate one or more such executive officers of the Corporation (each, a “Participant”) who shall participate in this Plan for the Performance Period or the Multiple Award Period (as those terms are defined in Section 6 below).

4. PERFORMANCE GOALS

(a) Performance Awards Generally. The Committee is authorized to grant performance awards on the terms and conditions specified in this Section 4. Performance awards shall be payable in cash. The Committee may select such of the performance measures set forth in Section 4(c) as it may deem appropriate in granting any performance awards. All performance awards are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code and the Regulations thereunder, and the grant and settlement of such performance awards shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 4.

(b) Objective Performance Goals. Prior to the end of the Designation Period, the Committee shall establish written, objective performance goals for a Performance Period (the “Goals”). In the event of a Multiple Award Period, the Goals shall be established prior to the end of the Designation Period for the first Performance Period in the Multiple Award Period. The Goals shall be stated as specific amounts of, or specific changes in, one or more of the performance measures described in Section 4(c). The Goals need not be the same for different Performance Periods. The aggregate amount of the performance awards determined based on the Goals for a given award period (the “Performance-Based Amount”) shall be allocated to the Participants in accordance with Section 5 hereof.

(c) Performance Measures. The Committee shall use any one or more of the following performance measures to establish the Goals under Section 4(b): (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted) including operating earnings per share; (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) assets, return on assets (gross or net), return on investment, capital, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) expenses, operating expenses or expense ratios; (ix) stock price appreciation or stockholder equity; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) book value, common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) debt to capital ratio or market share; (xviii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xix) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xx) any combination of, or a specified increase in, any of the foregoing. Where applicable, the performance measures may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Corporation, a subsidiary or affiliate, or a division or strategic business unit of the Corporation, or may be applied to the performance of the Corporation relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The performance measures may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing performance measures shall be determined in accordance with generally accepted accounting principles, if applicable, and shall be subject to certification by the Committee; provided that, to the extent consistent with performance-based compensation exception to the limits of Section 162(m) of the Code, the Committee shall have the authority to make equitable adjustments to the performance measures in recognition of unusual or nonrecurring events affecting the Corporation or any subsidiary or affiliate or the financial statements of the Corporation or any subsidiary or affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(d) Written Determinations. The Committee shall record in writing, in a manner conforming to applicable Regulations under Section 162(m) of the Code, prior to settlement of each such award granted to a Participant, that the Goals relating to the performance award and other material terms of the award upon which settlement of the award was conditioned have been satisfied.

5. AWARDS TO PARTICIPANTS

Prior to the end of the Designation Period for a Performance Period, the Committee shall allocate in writing, on behalf of each Participant, (a) the amount available for performance awards to such Participant, on the basis of the Goals for such Performance Period, pursuant to a formula determined by the Committee subject to and in accordance with Section 4 and this Section 5 or (b) a percentage of Performance-Based Amount on which such Participant’s award will be based and, in each case, the Committee may, in its discretion, determine to reserve the discretion (“Negative Discretion”) to reduce the amount payable to the Participant below the designated portion of Performance-Based Amount. In the event of a Multiple Award Period, prior to the end of the first Designation Period for all included Performance Periods the Committee shall allocate in writing, on behalf of each Participant, a portion of Performance-Based Amount (which shall be determined as provided in clause (a) or (b) above in this Section 5) for each of the Performance Periods in the Multiple Award Period or, in the alternative, an aggregate formula for the later Performance Periods in the Multiple Award Period based on the total of assigned portions of Performance-Based Amount for the then current and the prior Performance Periods included in the Multiple Award Period. In no event shall the sum of the portions of Performance-Based Amount allocated to Participants exceed the Performance Based Amount determined in Section 4 for any Performance Period, nor shall any exercise of Negative Discretion with respect to one Participant increase the amount payable to any other Participant. In no event shall overlapping Performance Periods or Multiple Award Periods be established for a Participant. The Committee shall set a maximum amount payable for each Participant for each Performance Period, which shall not exceed $7,500,000 per year or a pro rata portion thereof for Performance Periods which are greater or less than one year.

6. PERFORMANCE PERIOD

The term “Performance Period” means a period established by the Committee during which performance will be measured for purposes of determining the extent to which one or more Participants will receive awards under this Plan. Generally, a Performance Period shall be the twelve-month period commencing January 1 of a calendar year and ending on December 31 of such calendar year. In addition, the Committee may establish Performance Periods beginning and/or ending on other dates (including without limitation Performance Periods of less or more than one calendar year). Furthermore, the Committee may designate Participants for future Performance Period awards (a “Multiple Award Period”).

7. CERTIFICATION OF PERFORMANCE AWARDS UNDER THE PLAN

Following the completion of each Performance Period, the Committee shall certify in writing (i) the Performance-Based Amount, if any, for such Performance Period and (ii) the performance awards that are consequently payable to the Participants according to the pre-established formulae.

8. PAYMENT AND DEFERRAL OF PAYMENT OF AWARDS

(a) Except as otherwise provided in this Section 8, performance awards for each Performance Period shall be paid to Participants upon such terms as the Committee determines to be appropriate, including, without limitation, deferral of all or a portion of the performance award, subject to applicable provisions of the Code and the Regulations (and any applicable Internal Revenue Service (“IRS”) guidance thereunder). All portions of performance awards that are not deferred shall be paid as soon as administratively feasible after the Initial Payout Date (as defined below). In the event payment of any portion of performance awards is deferred the deferred portion of the performance award shall bear “interest” at a rate per annum equal to the Treasury rate in effect on the January 31 immediately preceding the Initial Payout Date for the performance award being deferred. The applicable Treasury rate shall be the rate for Treasury bills, bonds or notes with a term closest to the midpoint of the deferral term of the performance award. For instance, if a portion of a performance award is deferred for 60 months that portion of the performance award will bear “interest” at the Treasury rate closest to 30 months. “Interest” shall be payable with each deferred payment of performance awards and shall be calculated on the balance outstanding since the immediately preceding payment of a portion of the performance awards.

(b) No deferral of the payment of all or any portion of a performance award shall be permitted if and to the extent such deferral would cause such payment, or any portion thereof, to be treated as “deferred compensation” taxable under Section 409A(a)(1) of the Code or the Regulations or other IRS guidance thereunder.

(c) Except as provided in subsection (d), (e) or (f) of this Section 8 or Section 9, if a Participant’s employment with the Corporation or any of its subsidiaries is terminated voluntarily by the Participant or is Terminated for Cause, such termination shall cause the Participant to forfeit any and all amounts remaining to be paid to such Participant under the Plan, including, but not limited to, any performance award as to which the Initial Payout Date has not been attained prior to the termination.

(d) In the event a Participant’s employment with the Corporation or any of its subsidiaries terminates by reason of his or her death, Retirement (as defined below), or Disability (as defined below), the Corporation shall pay to such Participant (or to such Participant’s estate) the full amount of his or her earned but unpaid performance awards. Such payment shall be made as soon as administratively feasible following the date of such Participant’s termination, except that, in the case of any performance award as to which the Initial Payout Date has not been attained prior to the date of termination, such payment shall be made on the Initial Payout Date, or as soon as administratively feasible thereafter.

(e) Unless a Participant’s employment with the Corporation or any of its subsidiaries is terminated voluntarily by the Participant or is Terminated for Cause, the Corporation shall pay to such Participant the full amount of his or her earned but unpaid performance awards. Subject to Section 8(b), such payment shall be made as soon as administratively feasible following the date of such Participant’s termination, except that, in the case of any performance award as to which the Initial Payout Date has not been attained prior to the date of termination, such payment shall be made on the Initial Payout Date, or as soon as administratively feasible thereafter.

(f) Regardless of how a Participant’s employment with the Corporation or any of its subsidiaries terminates, the Committee, in its sole discretion, may elect to have the Corporation pay to such Participant all or any part of his or her earned but unpaid performance awards. Subject to Section 8(b), such payment shall be made as soon as administratively feasible following the Committee’s determination, except that, in the case of any performance award as to which the Initial Payout Date has not been attained prior to the date of such determination, such payment shall be made on the Initial Payout Date, or as soon as administratively feasible thereafter.

(g) Notwithstanding anything in this Plan to the contrary, the Committee may provide for the treatment of performance awards hereunder upon termination of employment which vary from those set forth in the Plan, which provisions shall be set forth in the employment or engagement agreement between a Participant and the Company or any Subsidiary thereof (or in an award agreement), provided that such treatment does not cause the award to fail to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code and the Regulations thereunder.

(h) Any amounts forfeited by any Participant under the Plan shall not be restored to the Performance-Based Amount or paid to another Participant as a performance award. Furthermore, at all times each Performance-Based Amount remains the property of the Corporation until such amounts are allocated as performance awards and paid to Participants pursuant to the terms of the Plan.

(i) Performance awards to Participants will be treated for tax purposes the same as amounts paid to such Participant as salary in the year in which such performance award is actually paid.

(j) For purposes of this Section 8 and Section 9, the following capitalized terms shall have the following meanings:

(i) Disability. “Disability” shall have the meaning set forth in the employment or engagement agreement between a Participant and the Company or any Subsidiary thereof, if such an agreement exists and contains a definition of Disability; otherwise “Disability” means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, as provided in Section 409A(a)(2)(C) of the Code and the Regulations (and any applicable IRS guidance thereunder), including Prop. Treas. Reg. § 1.409A-3(g)(4). For purposes of this Section 8 and Section 9, a Participant will be deemed disabled if such Participant is determined to be totally disabled by the Social Security Administration. Moreover, a Participant will be deemed disabled if such Participant is determined to be disabled in accordance with a disability insurance program of the Company, provided that the definition of disability applied under such disability insurance program complies with the requirements of the Regulations (and any applicable IRS guidance thereunder), including Prop. Treas. Reg. § 1.409A-3(g)(4).

(ii) Initial Payout Date. The Payout Date immediately following a Performance Period.

(iii) Payout Date. A date selected by the Committee.

(iv) Retirement. Termination of employment with the Corporation or any of its subsidiaries by a Participant on or after reaching age 60, unless the Participant’s employment is Terminated for Cause.

(v) Terminated for Cause. The term “Cause” shall have the meaning set forth in the employment or engagement agreement between a Participant and the Company or any Subsidiary thereof, if such an agreement exists and contains a definition of Cause; otherwise Cause shall mean (1) conviction of the Participant for committing a felony under Federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling a Participant’s employment, engagement or directorial duties, (3) willful and deliberate failure on the part of a Participant to perform the Participant’s employment, engagement or directorial duties in any material respect or (4) such other events as shall be determined in good faith by the Board. The Board shall, unless otherwise provided elsewhere or in an employment agreement with the Participant, have the sole discretion to determine whether Cause exists, and its determination shall be final.

9. SEPARATION FROM THE CORPORATION AND ITS SUBSIDIARIES

(a) Participants who cease to be employed by the Corporation or its subsidiaries prior to the end of a Performance Period, other than due to Retirement (as defined in Section 8), death or Disability (as defined in Section 8), shall not be eligible to receive a performance award for the Performance Period in which such termination of employment occurs; provided, that the Committee may, in its sole discretion, determine that such a Participant shall receive a performance award which is prorated to the date of cessation of employment but based upon the Performance-Based Amount for the entire Performance Period.

(b) Participants who cease to be employed by the Corporation or its subsidiaries prior to the end of a Performance Period due to Retirement (as defined in Section 8), death or Disability (as defined in Section 8) shall receive a performance award which is prorated to the date of cessation of employment but based upon the Performance-Based Amount for the entire Performance Period.

(c) Any Participant may designate in writing the beneficiary of the unpaid amount of a performance award (including the amount of any performance award which was previously deferred) in case of death and if no designation has been made, or if any such designation shall become ineffective, any such unpaid amount will be paid to the Participant’s estate. Such designation shall be effective upon receipt thereof by the Corporation. Any such designation may be revoked in writing by a Participant at any time without the consent of any such beneficiary.

10. AMENDMENTS

The Committee may amend this Plan at any time, provided that such changes may be made consistent with the provisions of Section 162(m) of the Code and the Regulations without adversely affecting the ability of the Corporation to deduct the compensation which may be paid pursuant to this Plan for federal income tax purposes. The Committee may also amend this Plan as it deems necessary or appropriate to comply with any applicable provisions of the Code or the Regulations (and any applicable IRS guidance thereunder) in relation to the ability to defer award payments in a manner that will avoid the application of Section 409A(a)(1) of the Code to such payments. If the Code or the Regulations would require stockholder approval of such amendment in order for payments under this Plan to be deductible, then no such amendment shall be effective without such approval.

11. TERMINATION

The Board of Directors of the Corporation may terminate this Plan at any time. No termination of this Plan shall adversely affect the right of any person to receive any award for a Performance Period or Periods for which such person had been designated under Section 3 of this Plan, or amounts previously awarded to such person but deferred in accordance with Section 8 of this Plan plus any interest thereon.

12. MISCELLANEOUS

(a) Nothing contained in this Plan shall be construed as giving any executive officer of the Corporation the right to participate in this Plan or to continued employment or any interest in any asset of the Corporation or any of its subsidiaries, nor to prevent the Corporation or any of its subsidiaries or affiliates from taking any action which it deems to be appropriate or in its best interests, whether or not such action would have an adverse effect on this Plan or the amounts payable hereunder.

(b) This Plan shall be unfunded and the Corporation shall not be required to establish any segregation of assets to assure payment of any awards made hereunder.

(c) A Participant may not sell, transfer or assign any right or interest in this Plan except as provided in Section 9(c) hereof and any attempted sale, transfer or assignment shall be null and void.

(d) This Plan shall be governed by and construed in accordance with the laws of the State of New York and the applicable provisions of the Code and the Regulations.

13. EFFECTIVE DATE

This Plan, as amended, shall be effective as of March 28, 2014 and shall remain in effect until terminated in accordance with Section 11 hereof.

EXHIBIT B

DIAMOND OFFSHORE DRILLING, INC.

EQUITY INCENTIVE COMPENSATION PLAN

1. PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

The purposes of the Equity Incentive Compensation Plan, which, from and after the date the stockholders of the Company approve this Plan, amends and restates, and re-names the Diamond Offshore Drilling, Inc. 2000 Stock Option Plan, which became effective as of May 15, 2000 and as amended and restated effective as of May 18, 2004 and May 23, 2005 and as further amended on July 23, 2007 (as so amended and restated, the “Second Amended and Restated Diamond Offshore Drilling, Inc. 2000 Stock Option Plan”), are to attract, motivate and retain (a) employees of the Company and any Subsidiary and Affiliate, (b) independent contractors who provide significant services to the Company, any Subsidiary or Affiliate and (c) nonemployee directors of the Company, any Subsidiary or any Affiliate. The Plan is also designed to encourage stock ownership by such persons, thereby aligning their interests with those of the Company’s stockholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code. Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code and any regulations or guidance promulgated thereunder.

2. DEFINITIONS.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)	“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(b)	“Award” means individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards.

(c)

“Award Terms” means any written agreement, contract or other instrument or document evidencing an Award. Capitalized terms used in the Award Terms but not defined therein shall have the meanings defined in the Plan.

(d)	“Board” means the Board of Directors of the Company.

(e)

“Cause” shall have the meaning set forth in the employment or engagement agreement between a Grantee and the Company, any Subsidiary or any Affiliate, if such an agreement exists and contains a definition of Cause; otherwise Cause shall mean (1) conviction of the Grantee for committing a felony under Federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling a Grantee’s employment, engagement or directorial duties, (3) willful and deliberate failure on the part of a Grantee to perform the Grantee’s employment, engagement or directorial duties in any material respect or (4) such other events as shall be determined in good faith by the Board. The Board shall, unless otherwise provided in an Award Certificate or employment or engagement agreement with the Grantee, have the sole discretion to determine whether Cause exists, and its determination shall be final.

(f)

“Code” means the Internal Revenue Code of 1986, as amended, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(g)

“Committee” shall have the meaning set forth in Section 3(a); provided, however, that with respect to any Grantee who is a Covered Employee, any reference in the Plan to the “Committee” shall be deemed to refer to the Compensation Committee, in accordance with Section 3(a).

(h)

“Compensation Committee” means the Compensation Committee of the Board. Unless otherwise determined by the Board, the Compensation Committee shall be comprised solely of directors who are (a) “nonemployee directors” under Rule 16b-3 of the Exchange Act, (b) “outside directors” under Section 162(m) of the Code and (c) “independent directors” pursuant to New York Stock Exchange requirements.

(i)	“Company” means Diamond Offshore Drilling, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(j)	“Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(k)	“Designated Beneficiary” shall have the meaning set forth in Section 7(b).

(l)

“Disability” means that a Grantee is considered to be disabled within the meaning of the applicable Company benefit plan (unless another definition is contained in an agreement between the Grantee and the Company, any Subsidiary or any Affiliate, in which case such other definition will apply).

(m)	“Effective Date” means the date that the Plan was adopted by the Board.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(o)

“Fair Market Value” means, with respect to a share of stock, the mean between the highest and lowest reported sales prices on the immediately preceding date (or, if there are no reported sales on such immediately preceding date, on the last date prior to such date on which there were sales) of the Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Stock is listed or on NASDAQ. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee in good faith.

(p)	“Grantee” means a person who, as an employee of or independent contractor or nonemployee director with respect to the Company, a Subsidiary or an Affiliate, has been granted an Award under the Plan.

(q)	“ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(r)	“NQSO” means any Option that is not an ISO.

(s)	“Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO.

(t)

“Other Stock-Based Award” means an Award granted to a Grantee pursuant to Section 6(b)(iv) (and to the extent applicable Section 6(b)(i)) hereof, that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock including but not limited to performance units, or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as determined by the Committee and consistent with the Plan.

(u)

“Performance Goals” means performance goals based on one or more of the following criteria, subject to such adjustments as the Committee, in its sole discretion, may determine prior to the granting of an Award to be reasonable and appropriate in establishing a Performance Goal for such Award: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted) including operating earnings per share; (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) assets, return on assets (gross or net), return on investment, capital, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) expenses, operating expenses or expense ratios; (ix) stock price appreciation or stockholder equity; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) book value, common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) debt to capital ratio or market share; (xviii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xix) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xx) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be measured over a year, multiple years or such other period as the Committee may determine (subject to compliance with the requirements of Section 162(m) of the Code), expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles, if applicable, and shall be subject to certification by the Committee; provided that, to the extent an Award is intended to satisfy the performance-based compensation exception to the limits of Section 162(m) of the Code and then to the extent consistent with such exception, the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or nonrecurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(v)	“Person” a natural person, company or government, or a political subdivision, agency or instrumentality of a government.

(w)

“Plan” means this Equity Incentive Compensation Plan, as amended from time to time. The Plan constitutes an amendment and restatement of the Second Amended and Restated Diamond Offshore Drilling, Inc. 2000 Stock Option Plan.

(x)	“Plan Year” means a calendar year.

(y)	“Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(ii) that may be subject to certain transfer restrictions and to a risk of forfeiture.

(z)

“Restricted Stock Unit” means a right granted to a Grantee under Section 6(b)(iii) of the Plan to receive Stock or cash in an amount measured using the value of stock at the end of a specified period, which right may be subject to the attainment of Performance Goals in a period of continued employment or other terms and conditions as permitted under the Plan.

(aa)

“Retirement” means (unless otherwise provided in the applicable Award Terms) termination of employment with the Company and each of its Subsidiaries or Affiliates by a Grantee on or after reaching age 60, unless the Grantee’s employment is terminated for Cause.

(bb)	“Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(cc)	“Stock” means shares of common stock of the Company.

(dd)

“Stock Appreciation Right” or “SAR” means an Award, payable in cash or Stock, that entitles a Grantee upon exercise to the excess of the Fair Market Value of the Stock underlying the Award over the base price established in respect of such Stock.

(ee)

“Subsidiary” means any company in an unbroken chain of companies beginning with the Company, each of which (other than the last such company in the unbroken chain) holds 50% or more of the total combined voting power of all classes of stock or other ownership interests in one of the other companies in the chain.

(ff)

“Term” means the period beginning on the date of grant of an Award and ending on the date the Award expires pursuant to the Plan and the relevant Award Terms, as determined in accordance with Section 6(a).

(gg)

“Termination” of a Grantee shall be considered to have occurred at the point in time that the Grantee ceases, for any reason, to be an employee, independent contractor or nonemployee director of the Company, a Subsidiary or an Affiliate, including, without limitation, as a result of the fact that the entity by which such Grantee is employed or engaged or of which such Grantee is a director has ceased to be affiliated with the Company.

3. ADMINISTRATION.

(a)

The Plan shall be administered by the Board or such committee or committees of the Board as the Board may designate from time to time (as applicable, the “Committee”). In respect of administration of the Plan for Covered Employees, references herein to the Committee shall be deemed to refer to the Compensation Committee. In the event the Board is the administrator of the Plan, references herein to the Committee shall be deemed to refer to the Board. The Board or the Committee may also delegate the ability to grant Awards to employees who are not subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company at the time any such delegated authority is exercised.

(b)

The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation, the authority to grant Awards, to determine the persons to whom and the time or times at which Awards shall be granted, to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award; to determine Performance Goals no later than such time as is required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, accelerated, exchanged, or surrendered (provided that, unless approved by the Company’s stockholders, no Option or SAR shall be settled, canceled, forfeited, exchanged or surrendered in exchange or otherwise in consideration for a new Option or SAR with an exercise price that is less than that of such settled, canceled, forfeited, exchanged or surrendered Option or SAR); to make adjustments in the terms and conditions (including Performance Goals) applicable to Awards (provided that, unless approved by the Company’s stockholders, no Option or SAR shall be settled, canceled, forfeited, exchanged or surrendered in exchange or otherwise in consideration for a new Option or SAR with an exercise price that is less than that of such settled, canceled, forfeited, exchanged or surrendered Option or SAR); to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Terms (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Terms granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made with respect to the Plan or any Award.

4. ELIGIBILITY.

(a)

Awards may be granted to officers, independent contractors, employees and nonemployee directors of the Company or of any of its Subsidiaries and Affiliates; provided, that ISOs shall be granted only to employees (including officers and directors who are also employees) of the Company or any of its Subsidiaries.

(b)

No ISO shall be granted to any employee of the Company or any of its Subsidiaries if such employee owns, immediately prior to the grant of the ISO, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a parent or a Subsidiary, unless the purchase price for the stock under such ISO shall be at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling.

5. STOCK SUBJECT TO THE PLAN.

(a)

The maximum number of shares of Stock available for issuance under the Plan (the “Share Limit”) shall be increased from 1,500,000 to 7,500,000 and shall be subject to adjustment as provided herein. The aggregate number of shares of Stock made subject to Awards granted during any fiscal year to any single individual shall not exceed 500,000. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, canceled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, shares of Stock that are exchanged by a Grantee or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares of Stock exchanged by a Grantee or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. Upon the exercise of a SAR, the net number of shares issued in respect of such exercise, if any, shall be deducted from the number of shares available for Awards under the Plan.

(b)

In the event of any stock dividend, stock split, extraordinary cash dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, then the Committee shall make adjustments to preserve the benefits or potential benefits of the Plan and outstanding Awards including, without limitation, such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards or the total number of Awards issuable under the Plan, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, (iv) the Performance Goals and (v) the individual limitations applicable to Awards; provided that, with respect to ISOs, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder, and provided further that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

6. SPECIFIC TERMS OF AWARDS.

(a)

General. The Term of each Award shall be for such period as may be determined by the Committee, but not more than ten years. Subject to the terms of the Plan and any applicable Award Terms, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or, subject to the requirements of Section 409A of the Code, on a deferred basis.

(b)

Awards. The Committee is authorized to grant to eligible participants in the Plan the following Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards, consistent with the terms of the Plan.

(i)	Options and SARs. The Committee is authorized to grant Options and SARs to eligible participants in the Plan on the following terms and conditions:

(A)	The Award Terms evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO, but any Option not so designated shall be an NQSO.

(B)

The exercise or base price per share of Stock underlying an Option or SAR shall be determined by the Committee, but in no event shall the exercise or base price of an Option or SAR per share of Stock be less than the Fair Market Value of a share of Stock as of the date of grant of such Option or SAR. The purchase price of Stock as to which an Option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check, or other instrument acceptable to the Company, or, with the consent of the Committee, in shares of Stock, valued at the Fair Market Value on the date of exercise (including shares of Stock that otherwise would be distributed to the Grantee upon exercise of the Option), or if there were no sales on such date, on the next preceding day on which there were sales or the Committee may permit such payment of exercise price by any other method it deems satisfactory in its discretion. In addition, subject to applicable law and if approved by the Committee in its sole discretion, payment of the exercise price may be made by the employee irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. In the case of any ISO such permission must be provided for at the time of grant and set forth in the Award Terms. Any amount necessary to satisfy applicable federal, state or local tax withholding requirements shall be paid promptly upon notification of the amount due. The Committee may permit such amount of tax withholding to be paid in shares of Stock previously owned by the employee, or a portion of the shares of Stock or cash, as applicable that otherwise would be distributed to such employee upon exercise of an Option or SAR, or a combination of cash and shares of such Stock.

(C)

Options and SARs shall be exercisable over the Term (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Terms; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option or SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option or SAR may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(D)

Upon the Termination of a Grantee, the Options or SARs granted to such Grantee, to the extent that they are exercisable at the time of such Termination, shall remain exercisable for such period as may be provided in the applicable Award Terms, but in no event following the expiration of their respective Terms. The treatment of any Option or SAR that is unexercisable as of the date of such Termination shall be as set forth in the applicable Award Terms, but if no such treatment is specified, all such Options or SARs shall be forfeited upon such Termination.

(E)

Options or SARs may be subject to such other conditions including, but not limited to, restrictions on transferability of, or provisions for recovery of, the shares acquired upon exercise of such Options or SARs (or proceeds of sale thereof), as the Committee may prescribe in its discretion or as may be required by applicable law or regulation.

(ii)	Restricted Stock.

(A)

The Committee may grant Awards of Restricted Stock to eligible participants in the Plan, alone or in tandem with other Awards under the Plan, subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Award Terms. At the time of the grant of an Award of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such Awards as it, in its discretion, deems appropriate, including, but not limited to, the achievement of Performance Goals. The Committee shall have the authority to accelerate the vesting of any outstanding award of Restricted Stock at such time and under such circumstances as it, in its sole discretion, deems appropriate.

(B)

The Committee shall determine the price, which, to the extent required by law, shall not be less than par value of the Stock, if any, to be paid by the Grantee for each share of Restricted Stock or unrestricted stock or stock units subject to the Award.

(C)

Except as provided in the applicable Award Terms, no shares of Stock underlying a Restricted Stock Award may be assigned, transferred, or otherwise encumbered or disposed of by the Grantee until such shares of Stock have vested in accordance with the terms of such Award.

(D)

Unless otherwise provided in the applicable Award Terms, a Grantee shall have the right to vote and receive dividends on Restricted Stock granted under the Plan. Unless otherwise provided in the applicable Award Terms, any dividend on a Restricted Stock Award shall be retained and paid to the Grantee only upon the vesting of the Restricted Stock Award to which the dividend is attributable.

(E)

Upon the Termination of a Grantee, the Restricted Stock granted to such Grantee, including all dividends retained by the Company with respect thereto, shall be forfeited, unless otherwise provided in the terms and conditions specified in the applicable Award Terms.

(iii)	Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to eligible participants in the Plan, subject to the following terms and conditions:

(A)

At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Awards as it, in its discretion, deems appropriate, including, but not limited to, the achievement of Performance Goals. The Committee shall have the authority to accelerate the settlement of any outstanding award of Restricted Stock Units at such time and under such circumstances as it, in its sole discretion, deems appropriate, subject to the requirements of Section 409A of the Code, if applicable.

(B)

Unless otherwise provided in Award Terms or except as otherwise provided in the Plan, upon the vesting of a Restricted Stock Unit there shall be delivered to the Grantee, as soon as practicable following the date on which such Award (or any portion thereof) vests (but in any event within such period as is required to avoid the imposition of a tax under Section 409A of the Code), that number of shares of Stock equal to the number of Restricted Stock Units becoming so vested.

(C)

Subject to the requirements of Section 409A of the Code, an Award of Restricted Stock Units may provide the Grantee with the right to receive dividend equivalent payments with respect to Stock subject to the Award (both before and after the Award is earned or vested), which payments may be either made currently or credited to an account for the Grantee, and may be settled in cash or Stock, as determined by the Committee. Any such settlements and any such crediting of dividend equivalents may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the notional reinvestment of such credited amounts in Stock equivalents.

(D)	Upon the Termination of a Grantee, the Restricted Stock Units granted to such Grantee shall be forfeited, unless otherwise provided in the applicable Award Terms.

(iv)	Other Stock-Based Awards

(A)

The Committee is authorized to grant Awards to eligible participants in the Plan in the form of Other Stock-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including the Performance Goals and performance periods.

(B)

The Committee may establish such other rules applicable to Other Stock-Based Awards intended to constitute performance-based compensation under Section 162(m) of the Code to the extent not inconsistent with Section 162(m) of the Code. With respect to any such award, no payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained.

(C)

Payments earned in respect of any Other Stock-Based Award may be decreased in the sole discretion of the Committee based on such factors as it deems appropriate. Notwithstanding the foregoing, any Awards may be adjusted in accordance with Section 5(b) hereof.

7. GENERAL PROVISIONS.

(a)

Heirs and Successors. The terms of the Plan shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any Person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.

(b)

Transferability. Options and SARs granted under the Plan are not transferable except (i) as designated by the Grantee by will or by the laws of descent and distribution or (ii) in the case of an NQSO or SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Grantee’s immediate family, whether directly or indirectly or by means of a trust or partnership or otherwise. If any rights exercisable by a Grantee or benefits deliverable to a Grantee under any Award Terms under the Plan have not been exercised or delivered, respectively, at the time of the Grantee’s death, such rights shall be exercisable by the Designated Beneficiary (as defined below), and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of the applicable terms of the Award Terms and the Plan. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Grantee to receive benefits under the Company’s group term life insurance plan or such other person or persons as the Grantee may designate by notice to the Company. If a deceased Grantee fails to have designated a beneficiary, or if the Designated Beneficiary does not survive the Grantee, any rights that would have been exercisable by the Grantee and any benefits distributable to the Grantee shall be exercised by or distributed to the legal representative of the estate of the Grantee. If a deceased Grantee designates a beneficiary and the Designated Beneficiary survives the Grantee but dies before the Designated Beneficiary’s exercise of all rights under the Award Terms or before the complete distribution of benefits to the Designated Beneficiary under the Award Terms, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary. All Options and SARs shall be exercisable, subject to the terms of this Plan, only by the Grantee or any person to whom such Option or SAR is transferred pursuant to this Section 7(b), it being understood that the term Grantee shall include such transferee for purposes of the exercise provisions contained herein.

(c)

No Right to Continued Employment, etc. Nothing in the Plan or in any Award granted or any Award Terms, or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Terms, or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee’s employment or service.

(d)

No Implied Rights. Neither a Grantee nor any other Person shall, by reason of participation in the Plan or otherwise, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Grantee shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any Person.

(e)

Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property with a Fair Market Value not in excess of the minimum amount required to be withheld and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations.

(f)

Stockholder Approval; Amendment and Termination. The Plan shall take effect on the Effective Date but the Plan (and any grants of Awards made prior to the stockholder approval mentioned herein) shall be subject to the requisite approval of the stockholders of the Company, which approval must occur within twelve (12) months of the Effective Date. In the event that the stockholders of the Company do not ratify the Plan at a meeting of the stockholders at which such issue is considered and voted upon, then upon such event the Plan and all rights hereunder shall immediately terminate and no Grantee (or any permitted transferee thereof) shall have any remaining rights under the Plan or any Award Terms entered into in connection herewith. The Board may amend, alter or discontinue the Plan or Awards thereunder, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Grantee under any Award theretofore granted without such Grantee’s consent, or with respect to which stockholder approval is required by law or under the rules of any stock exchange on which Stock is then listed unless such stockholder approval is obtained. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall terminate on the tenth anniversary of its Effective Date. No Awards shall be granted under the Plan after such termination date; provided that Awards granted prior to such termination date shall continue in effect following such termination date in accordance with their terms (including those set forth in the Plan) notwithstanding the occurrence of the termination date.

(g)

No Rights to Awards; No Stockholder Rights. No individual shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. No individual shall have any right to an Award or to payment or settlement under any Award unless and until the Committee or its designee shall have determined that an Award or payment or settlement is to be made.

Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of such shares.

(h)

Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(i)

No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)	Regulations and Other Approvals.

(i)

The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii)

Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii)

In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may cause appropriate legends to be inscribed on the applicable stock certificates and/or to require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(k)

Section 409A. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to Section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of this Plan that would cause an Award, issuance and/or payment to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by applicable law).

(l)

Recoupment. Notwithstanding anything to the contrary in the Plan or any Award Terms, each Grantee who receives an Award under the Plan shall be conclusively deemed to have consented to the applicability to such Award of the Company’s “clawback” policy (as in effect as of the date of grant of such Award) with respect to recoupment of incentive compensation in the event of misconduct by the Grantee or a restatement of the Company’s financial statement, or as otherwise required by law or as determined by the Board or the Committee.

(m)

Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

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DIAMOND OFFSHORE DRILLING, INC.

This proxy is solicited on behalf of the Board of Directors

for the 2014 Annual Meeting of Stockholders

on May 20, 2014

The undersigned hereby appoints Marc Edwards, William C. Long and Gary T. Krenek, and any one of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the 2014 Annual Meeting of Stockholders of Diamond Offshore Drilling, Inc. (the “Company”) to be held at the offices of Loews Corporation, 667 Madison Avenue, New York, New York 10065 at 8:30 a.m. local time, and at any adjournments or postponements of said meeting, and to vote at such meeting the shares of stock the undersigned held of record on the books of the Company on the record date for the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors, and in accordance with the discretion of the persons designated above, with respect to any other business that may properly come before the meeting.

Continued and to be signed on reverse

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DIAMOND OFFSHORE DRILLING, INC. 15415 KATY FREEWAY HOUSTON, TX 77094

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	For	Against	Abstain
01	James S. Tisch	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.	For	Against	Abstain
02	Marc Edwards	☐	☐	☐	2 Ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for fiscal year 2014.	☐	☐	☐
03	John R. Bolton	☐	☐	☐
04	Charles L. Fabrikant	☐	☐	☐	3 To approve, on an advisory basis, executive compensation.	☐	☐	☐
05	Paul G. Gaffney II	☐	☐	☐
06	Edward Grebow	☐	☐	☐	4 To approve the Company’s amended and restated Incentive Compensation Plan for Executive Officers.	☐	☐	☐
07	Herbert C. Hofmann	☐	☐	☐
08	Kenneth I. Siegel	☐	☐	☐	5 To approve the Company’s Equity Incentive Compensation Plan.	☐	☐	☐
09	Clifford M. Sobel	☐	☐	☐
10	Andrew H. Tisch	☐	☐	☐	The Board of Directors recommends you vote AGAINST the following proposal:	For	Against	Abstain
11	Raymond S. Troubh	☐	☐	☐	6 Shareholder proposal: board diversity.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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